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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DTS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DTS, Inc.
5220 Las Virgenes Road
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2013

To Our Stockholders:

        The annual meeting of stockholders of DTS, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on June 6, 2013, at the Mediterraneo Room at the Westlake Village Inn, 32037 Agoura Road, Westlake Village, CA 91361, for the following purposes:

  1.
  To elect three members of the Board of Directors, whose terms are described in the Proxy Statement;

  2.
  To approve the DTS, Inc. 2013 Employee Stock Purchase Plan;

  3.
  To approve the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan;

  4.
  To vote on an advisory (non-binding) basis on the compensation of our named executive officers;

  5.
  To ratify the appointment of Grant Thornton LLP to serve as our independent registered public accountants for the 2013 fiscal year; and

  6.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Holders of record of DTS, Inc. Common Stock at the close of business on May 7, 2013, are entitled to vote at the meeting.

        In addition to the Proxy Statement, proxy card and voting instructions, a copy of DTS, Inc.'s annual report on Form 10-K, which is not part of the proxy soliciting materials, is enclosed.

        It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card in the enclosed, postage-prepaid envelope. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed Proxy Statement.

By Order of the Board of Directors,
/s/ Blake A. Welcher
Blake A. Welcher, Executive Vice President, Legal, General Counsel, and Corporate Secretary

Calabasas, California
April 24, 2013

DTS, Inc.
5220 Las Virgenes Road
Calabasas, California 91302

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2013

        This Proxy Statement is furnished on behalf of the Board of Directors of DTS, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on June 6, 2013 at 10:00 a.m., local time, and at any postponement or adjournment thereof. The annual meeting will be held at the Mediterraneo Room at the Westlake Village Inn, 32037 Agoura Road, Westlake Village, CA 91361.

        These proxy solicitation materials were first mailed on or about May 10, 2013 to all stockholders entitled to vote at the annual meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will vote on: (1) the election of three Class I directors, (2) the approval of the DTS, Inc. 2013 Employee Stock Purchase Plan, (3) the approval of the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan, (4) an advisory (non-binding) basis on the compensation of our named executive officers, (5) the ratification of Grant Thornton LLP to serve as the Company's independent registered public accountants for the 2013 fiscal year and (6) any other business that may properly come before the meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, May 7, 2013, are entitled to vote at the annual meeting or any postponement or adjournment of the meeting. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 5220 Las Virgenes Road, Calabasas, California, 91302.

What are the Board of Directors' recommendations on the proposals?

        The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board unanimously recommends a vote FOR each of the nominees for director, FOR the approval of the DTS, Inc. 2013 Employee Stock Purchase Plan, FOR the approval of the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan, FOR the compensation of our named executive officers and FOR the ratification of the appointment of Grant Thornton LLP as independent registered public accountants of the Company.

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, according to their own best judgment. At the date this Proxy Statement went to press, we did not know of any other matters that are to be presented at the annual meeting.

How do I vote my shares at the annual meeting?

        Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the annual meeting, then you may deliver your completed proxy card in person or you may vote in person at the annual meeting.

        If your shares are held in "street name" by your broker or bank, you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank may vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

        Yes, you may revoke or change your proxy at any time before the annual meeting by filing with Blake Welcher, our Executive Vice President, Legal, General Counsel, and Corporate Secretary, at 5220 Las Virgenes Road, Calabasas, California, 91302, a notice of revocation or another signed proxy card with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

Who will count the votes?

        Our Executive Vice President, Legal, General Counsel, and Corporate Secretary will count the votes and act as the inspector of election.

What does it mean if I get more than one proxy card?

        If your shares are registered differently or are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Trust Company, N.A. (877) 282-1168, or, if your shares are held in street name, by contacting the broker or bank that holds your shares.

How many shares can vote?

        Only stockholders of record at the close of business on the record date, May 7, 2013, are entitled to vote at the annual meeting. Every stockholder of record is entitled to one vote for each share of Common Stock held. As of April 23, 2013, 18,261,219 shares of our Common Stock were outstanding and entitled to vote at the annual meeting.

What is a quorum?

        The presence at the meeting in person or by proxy of holders of a majority of the outstanding shares of our stock entitled to vote at the meeting will constitute a quorum. A quorum must be met in order to hold the meeting and transact any business, including voting on proposals. Proxies marked as abstaining on any matter to be acted upon by stockholders and "broker non-votes", described below, will be treated as present for purposes of determining if a quorum is present.

What vote is required to approve each proposal?

        If a quorum is present: (i) the nominees for director who receive a plurality of the votes, which means that the three director nominees receiving the highest number of "For" votes, will become Class I directors, (ii) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the DTS, Inc. 2013 Employee Stock Purchase Plan, (iii) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan, (iv) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the non-binding executive compensation proposal and (v) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accountants.

What are broker non-votes?

        Broker non-votes are shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients. If your broker holds your shares in its name (referred to as "street name") and you do not instruct your broker how to vote, your broker will not have discretion to vote your shares on any of the matters, other than the matter regarding ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accountants. Broker non-votes will be counted as shares present for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on any of the proposals. We encourage you to provide instructions to your broker regarding the voting of your shares.

What happens if I abstain?

        Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, they will be treated as a "no" or "none" vote. Abstentions will have no effect on the election of directors.

How will DTS solicit proxies?

        We have retained Computershare Trust Company, N.A. and MacKenzie Partners, Inc. to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders will be borne by us. We have retained MacKenzie Partners, Inc. as our proxy solicitor to assist in soliciting proxies and we will bear these costs, which we expect will be approximately $7,500. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers, and employees without additional compensation being paid to these persons.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2013

        This is our Proxy Statement for our annual meeting of stockholders to be held on June 6, 2013. Financial and other information concerning DTS, Inc. is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2012. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of our notice of annual meeting, Proxy Statement, proxy card and annual report on Form 10-K, may be viewed at: https://materials.proxyvote.com/23335C.

ITEM 1—ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight persons and is divided into three classes of directors with staggered three-year terms. There are three Class I directors, three Class II directors, and two Class III directors. The three Class I directors currently consist of Mr. Craig S. Andrews, Mr. L. Gregory Ballard, and Mr. Bradford D. Duea. The three Class II directors currently consist of Mr. Joerg D. Agin, Mr. Jon E. Kirchner, and Mr. Thomas C.K. Yuen. The two Class III directors currently consist of Ms. V. Sue Molina and Mr. Ronald N. Stone.

        The term of the Class I directors will expire at the annual meeting this year. The Nominating/Corporate Governance Committee of the Board has nominated Mr. Craig S. Andrews, Mr. L. Gregory Ballard, and Mr. Bradford D. Duea for election at the annual meeting to serve as Class I directors. You can find information about Mr. Andrews, Mr. Ballard, and Mr. Duea below. A director elected to Class I will serve for a term of three years, expiring at the 2016 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier death, resignation or removal.

        The persons named in the proxy card will vote such proxy for the election of Mr. Andrews, Mr. Ballard, and Mr. Duea unless you indicate that your vote should be withheld or abstained from voting. You cannot vote for a greater number of directors than three. If elected, Mr. Andrews,

Mr. Ballard, and Mr. Duea will continue in office until our 2016 annual meeting of stockholders or until their successors have been duly elected and qualified or until the earlier of their respective death, resignation or retirement. Mr. Andrews, Mr. Ballard, and Mr. Duea have each indicated to the Company that they will serve if elected. We do not anticipate that Mr. Andrews, Mr. Ballard, and Mr. Duea will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board.

        The Board of Directors recommends a vote "FOR" the election of Mr. Andrews, Mr. Ballard, and Mr. Duea as directors.

Nominees and Continuing Directors

        Each of our directors brings to our Board extensive management and leadership experience gained through their service as executives and has diverse experience relating to strategy, operations, capital, risk, managing technology innovations and business cycles management. In addition, most current directors bring public company board experience—either significant experience on other boards or long service on our Board—that broadens their knowledge of board policies and processes, rules and regulations, and issues and solutions. Collectively, this embodiment of knowledge and experience also allows our board to efficiently address the various actions of regulatory agencies and shareholder groups seeking changes/developments in corporate governance. The Nominating/Corporate Governance Committee's process to recommend qualified director candidates is described under the section titled "Nominating/Corporate Governance Committee" below. In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board and its committees.

        Set forth below are the names of the nominees for election to the office of director and each current director whose term does not expire at this time, along with their ages, the year first elected as a director, their present positions, principal occupations and public company directorships held in the past five or more years.

NOMINEES FOR TERM EXPIRING AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2016

        Craig S. Andrews, 60, has served as a member of our Board of Directors since June 2010, and currently serves as Chair of our Compensation Committee and also serves on our Nominating/Corporate Governance Committee. Mr. Andrews is Senior Counsel to the law firm of DLA Piper LLP (US) since January 2010, and was a partner at the firm from May 2008 through January, 2010, and served as Co-Chairman of the firm's Emerging Company Practice Group. Mr. Andrews has also been Chief Operating Officer of Renova Therapeutics, Inc., a privately held gene therapy company, since June 2008. From March 2003 to June 2008, he was a shareholder of Heller Ehrman, LLP. From March 1987 to February 2003, he was a partner in the Brobeck, Phleger & Harrison law firm, other than for the period from May 2000 to January 2002, during which he spent time as the vice-president of business development at Air Fiber, Inc., a private telecommunications company, and as a partner at the law firm of Latham & Watkins. Mr. Andrews has been advising boards of directors of public and private companies for over 30 years, with a focus in representing emerging-growth companies, as well as an expertise in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous companies. From September 1999 until its sale in 2010, he was a director of Rubio's Restaurants, Inc. (formerly a NASDAQ listed company), where he was the chairman of the nominating and corporate governance committee and a member of the company's compensation committee. He has previously served as director of numerous other public and private companies, including Encad, Inc. (formerly a NASDAQ listed company) and Collateral Therapeutics, Inc. (formerly a NASDAQ listed company). Mr. Andrews received a Bachelors of Arts degree from the University of California, Los Angeles, and a J.D. from the University of Michigan.

Mr. Andrews was selected to serve on our Board due to his vast experience in advising boards and companies with respect to legal and general business matters.

        L. Gregory Ballard, 59, has served as a member of our Board of Directors since May 2008, and, since February 2011, has served on our Nominating/Corporate Governance Committee. He currently serves as Senior Vice President, Digital Games for Warner Bros. Interactive Entertainment. From May 2010 to September 2010, Mr. Ballard served as Chief Executive Officer of Transpera, Inc., a mobile video advertising network. From October 2003 through December 2009, Mr. Ballard served as President & Chief Executive Officer of Glu Mobile Inc., a publisher of mobile video games. In recent years, Mr. Ballard served on the board of Pinnacle Systems, Inc., Imagine Games Network and THQ Inc. He has also served on the Compensation Committee of Pinnacle Systems, Inc. Prior to joining Glu Mobile in October of 2003, Mr. Ballard consulted for Virgin USA, Inc. from April 2003 to September 2003. Prior to then, he served as Chief Executive Officer at SONICblue Incorporated, a manufacturer of ReplayTV digital video recorders and Rio digital music players, from August 2002 to April 2003, when it filed for Chapter 11 bankruptcy protection. Mr. Ballard was also Executive Vice President of Marketing and Product Management at SONICblue from April 2002 to August 2002. Between July 2001 and April 2002, Mr. Ballard worked as a consultant. Mr. Ballard served as Chief Executive Officer of MyFamily.com, Inc., a subscription-based Internet service, from January 2000 to July 2001. Previously, he served as Chief Executive Officer or in another senior executive capacity with 3dfx Interactive, Inc., an advanced graphics chip manufacturer, Warner Custom Music Corp., a division of Time Warner, Inc., Capcom Entertainment, Inc., a developer and publisher of video games, and Digital Pictures, Inc., a video game developer and publisher. Mr. Ballard holds a B.A. degree in Political Science from the University of Redlands and a J.D. from Harvard Law School. Mr. Ballard was selected to serve on our Board due to his substantial experience as an executive and chief executive officer with a number of public and private companies in areas related to the Company's business.

        Bradford D. Duea, 44, has served as a member of our Board of Directors since March 2010, and also serves on our Compensation Committee. From November 2010 until present, Mr. Duea has served as Senior Vice President, Marketing for T-Mobile USA. From May 2012 until March 2013, Mr. Duea has been responsible for all product management at T-Mobile, including the sourcing, positioning and delivery of all devices (i.e., handsets, tablets, mobile hotspots, PCs), accessories and value added services. From July 2011 to May 2012, Mr. Duea was responsible for three business divisions at T-Mobile: (1) Value Added Services; (2) Mobile Broadband and Emerging Devices; and (3) Wholesale (Mobile Virtual Network Operators "MVNOs" and Machine to Machine businesses). From November 2010 to July 2011, Mr. Duea was responsible for Value Added Services and Mobile Broadband at T-Mobile. From April 2010 to November 2010, Mr. Duea served as General Manager and Vice President for Communications, Applications and Media at T-Mobile. Prior to joining T-Mobile, Mr. Duea served as President of Napster, Inc. from January 2004 to February 2010. Mr. Duea was responsible for all international activities, overseeing the business development activities of the company on a worldwide basis, including Napster Mobile, and for helping define the strategic direction of the Napster service. Mr. Duea holds a B.A. in Law and Society from the University of California at Santa Barbara, an M.B.A. in Finance and International Business from the University of Southern California, and a J.D. from the University of San Diego. Mr. Duea was selected to serve on our Board due to his background as an executive in the digital media space and his finance and legal background, which will be helpful in evaluating corporate governance and financial matters.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2014

        Joerg D. Agin, 70, has served as a member of our Board of Directors since July 2003, and currently serves as Lead Independent Director and also serves on our Audit Committee. Since September 2001, he has been the President of Agin Consulting, a consulting business engaged for specific project work associated with hybrid and digital motion imaging systems. Mr. Agin retired in September 2001 from the Eastman Kodak Company, a manufacturer and marketer of imaging products. He first joined Kodak in 1967 as an electrical engineer, but, most recently, from 1995 through August 2001, he served as Senior Vice President and President of the company's Entertainment Imaging division. Mr. Agin also worked at MCA/Universal Studios, a motion picture studio, as Senior Vice President, New Technology and Business Development from 1992 through 1995. Mr. Agin is a Fellow of the Society of Motion Pictures & Television Engineers and the recipient of the Technicolor Herbert T. Kalmus Gold Medal Award for outstanding achievement in color motion pictures. Mr. Agin attended MIT Sloan School of Management for Senior Executives, holds a B.S. in Electrical Engineering from the University of Delaware, and an M.B.A. from Pepperdine University. Mr. Agin was selected to serve on our Board due to his extensive knowledge of digital imaging technologies, his familiarity with technology companies and key contacts within the entertainment industry, his prior experience as a senior executive with major international corporations, and his extensive training in corporate governance matters.

        Jon E. Kirchner, 45, has served as our Chairman of the Board of Directors and Chief Executive Officer (or "CEO") since February 2010. From September 2001 to February 2010, he served as our President and Chief Executive Officer. He has been a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of senior leadership roles including President, COO and CFO. Previously, Mr. Kirchner worked for the consulting and audit groups at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an international accounting firm. During his tenure at Price Waterhouse LLP, he advised clients on a range of strategy, finance, operations and valuation issues. In 2012, Mr. Kirchner received the Ernst & Young Technology Entrepreneur Of The Year Award for Greater Los Angeles. In 2011, Mr. Kirchner was honored by the Producers Guild of America, receiving the "Digital 25: Leaders in Emerging Entertainment" award for being among the visionaries that have made significant contributions to the advancement of digital entertainment and storytelling. Since June of 2012, Mr. Kirchner has served on the Board of Directors of Free Stream Media Corporation, a leader in the social TV space. Mr. Kirchner is a Certified Public Accountant and received a B.A. in Economics, cum laude, from Claremont McKenna College. Mr. Kirchner was selected to serve on and lead our Board due to his detailed knowledge of all aspects of the operations of the Company, his accounting background and exposure to a number of industries, giving him sound, practical business judgment. We believe that given the size, scope, complexity and expected rapid growth in our business, that oversight, communication, and direction between the Board and management is best achieved by having our CEO also serve as Chairman of the Board of Directors.

        Thomas C.K. Yuen, age 61, has served as a member of our Board of Directors since August 2012. Prior to that, Mr. Yuen served as the Chairman of the Board, Chief Executive Officer and President of SRS Labs, Inc. ("SRS") since January 1994. Mr. Yuen has also served as the Chairman of the Board and Chief Executive Officer of SRSWOWcast, Inc., SRS' wholly-owned subsidiary, since 1999. From March 1998 until its sale to a third party in September 2006, Mr. Yuen served as the Chairman of the Board and Chief Executive Officer of ValenceTech Limited. Prior to joining SRS, Mr. Yuen co-founded in 1981 AST Research, Inc., ("AST") a personal computer manufacturer, where he served as AST's Co-Chairman and Chief Operating Officer. Mr. Yuen departed AST in 1992 and focused his efforts on investing in new projects. Before co-founding AST, he held various engineering and project management positions with Hughes Aircraft Company, Sperry Univac and Computer Automation. Currently, Mr. Yuen is the Chairman, President and Chief Executive Officer of PrimeGen Biotech, LLC, a privately-held stem cell research company. Mr. Yuen received his Bachelor of Science degree in Electrical Engineering from the University of California, Irvine with School Honors. He is also an Honorary Professor at China Nationality University in Beijing. Mr. Yuen is the recipient of several awards from the University of California, Irvine, including the UCI Medal in 1990, the outstanding Engineering Alumni Award in 1987 and the Distinguished Alumnus Award in 1986. He was named one of the top 25 executives of the computer industry by the Computer Reseller News Magazine in 1988 and 1991. In 1997, Mr. Yuen received the Director of the Year award from the

Orange County Forum for Corporate Directors. Mr. Yuen was selected to serve on our board due to his extensive technology, industry, management and operational experience, as well as his substantial understanding of SRS and its operations resulting from serving as Chief Executive Officer and President of SRS since 1994.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2015

        V. Sue Molina, 64, has served on our Board of Directors since January 2008, and currently serves as Chair of our Nominating/Corporate Governance Committee and serves on our Audit Committee. From November 1997 until her retirement in May 2004, she was a tax partner at Deloitte & Touche LLP, an international accounting firm, serving from 2000 until May 2004 as the national partner in charge of Deloitte's Initiative for the Retention and Advancement of Women. Prior to that, she spent twenty years with Ernst & Young LLP, an international accounting firm, the last ten years as a partner. From August 2006 to May 2009, Ms. Molina served as a member of the Board of Directors and Audit Committee, and was Chair of the Compensation Committee of Sucampo Pharmaceuticals, Inc., a pharmaceutical company. Currently, Ms. Molina is a member of the Board of Directors, Chair of the Audit Committee and a member of the Compensation Committee of Royal Neighbors of America, a fraternal insurance company. She holds a B.S.B.A. and a Masters of Accounting degree from the University of Arizona. Ms. Molina was selected to serve on our Board due to her extensive accounting and financial expertise and her experience in advising Boards and serving on Boards of public companies.

        Ronald N. Stone, 69, has served as a member of our Board of Directors since April 2004, and currently serves as Chair of our Audit Committee and also serves on our Compensation Committee. Mr. Stone is currently President of Stone Consulting, Inc., a firm providing consulting services to the consumer electronics and real estate industries. Until April 2005, Mr. Stone served as an advisor to Pioneer Electronics (USA) Inc., a global consumer electronics company, a role he held after he retired from Pioneer in May 2003. At the time of his retirement, Mr. Stone served as president of Pioneer's Customer Support Division, a position he had held since March 2000. The Customer Support Division was responsible for product services, accessories, and after-sales operations for several Pioneer entities. Prior to his position as president of the Customer Support Division, Mr. Stone served as executive vice president and Chief Financial Officer of Pioneer Electronics (USA) Inc. since 1985. Mr. Stone also served on the board of directors of Pioneer and several of its North American subsidiaries. Mr. Stone began his career with Pioneer Electronics in 1975. Mr. Stone served on the executive committee of the Consumer Electronics Association (CEA), owner of the International Consumer Electronics Show® for more than 15 years, and is a former chairman of that organization's board of directors. He also serves on the UCLA Medical Center board of advisors and on its Information Technology and Finance committees. Mr. Stone received his bachelor's degree in accounting from the University of Southern California. He is a Certified Public Accountant. Mr. Stone was selected to serve on our Board due to his broad and deep experience in the consumer electronics industry, his extensive accounting and financial expertise and his extensive experience as a senior executive.

GOVERNANCE OF THE COMPANY

        Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and other affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have eight members of the Board—Mr. Agin, Mr. Andrews, Mr. Ballard, Mr. Duea, Mr. Kirchner, Ms. Molina, Mr. Stone and Mr. Yuen.

Board Leadership

        Our Corporate Governance Guidelines state that the Board is free to choose its Chair in any manner that is in the best interests of the company at the time. When the Chairman also serves as the Company's Chief Executive Officer, as Mr. Kirchner does, or when the Chair is not independent, the Board, by majority vote of the Independent Directors, may designate an Independent Director to serve as the "Lead Independent Director." Mr. Agin currently serves as the Lead Independent Director. The Board believes that this leadership structure is best for the company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the company on a day-to-day basis with involvement and authority vested in an outside independent Board member—the Lead Independent Director. The role of our Lead Independent Director is fundamental to our decision to combine the Chief Executive Officer and Chairman positions. Our Lead Independent Director assumes many functions traditionally within the purview of a Chairman of the Board. Under our Corporate Governance Guidelines, our Lead Independent Director must be independent, and the specific responsibilities of the Lead Independent Director (if so designated) are as follows:

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  Act as a principal liaison between the Independent Directors and the Chairman on sensitive issues;

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  Develop the agenda for and moderate executive sessions of the Board's Independent Directors;

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  Provide feedback to the Chairman regarding matters discussed in executive sessions of the Independent Directors;

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  Work in collaboration with the Chairman in developing the agendas for Board meetings;

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  Consult with the Chairman as to an appropriate schedule of Board meetings, seeking to ensure that the Independent Directors can perform their duties responsibly while not interfering with the flow of Company operations;

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  Consult with the Chairman as to the quality, quantity, and timeliness of the flow of information from Company management that is necessary for the Independent Directors to effectively and responsibly perform their duties;

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  Preside at any meeting of the Board at which the Chairman is not present;

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  Work in collaboration with the Nominating/Corporate Governance Committee and the Chairman with respect to the implementation and periodic review and, as appropriate, alteration of the Company's Corporate Governance Guidelines.

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  Develop a Board plan with regard to potential crisis management issues;

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  Assist in the development of the Board's competency around dealing with crisis management issues;

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  Work with the Nominating/Corporate Governance Committee Chair, at its request, to regularly seek feedback and evaluate the Board's interest in modifying its existing procedures for evaluating Board performance including conducting peer to peer Board evaluations;

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  Work with the Nominating/Corporate Governance Committee Chair to recommend, clarify or enhance Board educational programs, needs, and requirements;

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  Work with Chairman and Board Secretary to enhance the productivity and efficiency of Board meetings;

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  On a case-by-case basis, address sensitive/dysfunctional issues related to the Board and help facilitate a path to resolution; and

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  Work with Board Secretary to incorporate new technology software and hardware to enhance the overall productivity and efficiency of Board meetings.

Risk Management

        Pursuant to our Corporate Governance Guidelines, the Board's Risk Management Process includes reviewing and assessing business enterprise risk and other major risks facing the company, and evaluating management's approach to addressing such risks. On an ongoing basis, the Board and the Company, in the development and implementation of its strategic growth initiatives, discuss key risks facing the company, plans for addressing these risks and the company's risk management practices overall. In addition, our Board committees consider and address risk as they perform their respective committee responsibilities. For example, financial risks are overseen by our Audit Committee and our internal audit group, our Compensation Committee periodically reviews the Company's compensation programs to assure that they do not encourage excessive risk-taking, and our Nominating/Corporate Governance Committee is tasked with discussing and monitoring best practices for managing all levels of risk. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise risk.

        Our management is responsible for day-to-day risk management and regularly reports on risks to the Board or relevant Board committee. With help from the internal audit group as to internal and disclosure control risks, management monitors and tests company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance reporting levels.

        We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Compensation Risk Assessment

        In setting each element of executive compensation, the Compensation Committee considers the level of risk-taking that any element may promote. Our Compensation Committee believes it is important to incentivize our executive officers to achieve annual company and individual objectives, but balance promotion of such short-term interests with incentives that promote building long-term stockholder value. The Compensation Committee believes the amount of long-term equity incentives included in our executive compensation packages mitigates the potential for excessive short-term risk-taking. All of our named executive officers' equity awards vest over a period of time, generally annually over four years from the date of grant, and the Compensation Committee has historically granted additional equity awards annually.

        Our Compensation Committee has conducted an internal assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. The Compensation Committee concluded that the Company's compensation programs do not motivate excessive risk-taking and any risks involved in compensation are unlikely to have a material adverse effect on the Company. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of short-term and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, the oversight of our Compensation Committee in the operation of our incentive plans and the high level of board involvement in approving material investments and capital expenditures.

Committees of the Board

        The Board has three standing committees, with the following members:

        Mr. Agin, Mr. Andrews, Mr. Ballard, Mr. Duea, Ms. Molina and Mr. Stone are not, and have never been, employees of our Company or any of our subsidiaries and the Board has determined that each of these directors is independent in accordance with the requirements regarding director independence set forth under applicable rules of the NASDAQ Stock Market. Mr. Yuen was the Chairman of the Board, Chief Executive Officer and President of SRS until the closing of the Company's acquisition of SRS on July 20, 2012.

        The Board has adopted a charter for each of the three standing committees. The Board has also adopted a code of ethics and a code of conduct that apply to all of our employees, officers and directors. You can find links to these materials on our website at www.dts.com under the "Investor Relations" and "Corporate Governance" links. The information on our website is not incorporated by reference in this Proxy Statement.

        During 2012, the Board held nine meetings and the three standing committees held the number of meetings indicated above. Each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (ii) the total number of meetings of all committees of the Board on which he or she served during the period that he or she served. Although the Company has no formal policy regarding director attendance at annual meetings, it does expect all members of the Board to attend the 2013 annual meeting. All nominees for director and continuing members of our Board attended the 2012 annual meeting.

Audit Committee

        Each member of the Audit Committee is independent as determined by the NASDAQ Stock Market listing standards as they apply to Audit Committee members. The Audit Committee is a standing committee of, and operates under a written charter adopted by, our Board of Directors. The Audit Committee reviews and monitors our financial statements and accounting practices, appoints, determines the independence of and funding for, and oversees our independent registered public accountants, reviews the results and scope of the Company's annual audit and other services provided by our independent registered public accountants, reviews and evaluates our audit and control functions and reviews and approves any related party transactions. Mr. Stone chairs the Audit Committee. The Audit Committee met eight times during 2012.

        Audit Committee Financial Expert.    The Board has determined that Ms. Molina and Mr. Stone each qualify as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

Compensation Committee

        Each member of the Compensation Committee is independent as determined by the NASDAQ Stock Market listing standards. The Compensation Committee makes decisions and recommendations regarding salaries, benefits, and incentive compensation for our directors and executive officers and administers our incentive compensation and benefit plans, including our 2003 Equity Incentive Plan and its successor, the 2012 Equity Incentive Plan (the "2012 Plan"), our 2006 Stock Incentive Plan acquired with SRS and ultimately, if approved, our 2013 Employee Stock Purchase Plan and our 2013 Foreign Subsidiary Employee Stock Purchase Plan. Mr. Andrews chairs the Compensation Committee. The Compensation Committee met nine times during 2012.

Nominating/Corporate Governance Committee

        Each member of the Nominating/Corporate Governance Committee is independent for the purposes of the NASDAQ Stock Market listing standards. Ms. Molina chairs the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met five times during 2012. The Nominating/Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities by:

  •
  identifying and approving individuals qualified to serve as members of our Board of Directors;

  •
  selecting director nominees for each election of directors;

  •
  overseeing and administering the Board's evaluation of its performance; and

  •
  developing and recommending to our Board updated Corporate Governance Guidelines and providing oversight with respect to corporate governance and ethical conduct.

        While we do not have a formal diversity policy, we do seek a diversified Board. Our Nominating/Corporate Governance Committee believes it's important for our Board to have diversity and takes into account a number of the following factors when considering director nominees:

  •
  independence from management;

  •
  age, gender and ethnic background;

  •
  educational and professional background;

  •
  relevant business experience;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses and service on other boards;

  •
  potential conflicts of interest with other pursuits;

  •
  legal considerations such as antitrust issues;

  •
  corporate governance background;

  •
  financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership;

  •
  executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

  •
  the size and composition of the existing Board.

        Before nominating a sitting director for re-election at an annual meeting, the committee will further consider:

  •
  the director's performance on the Board; and

  •
  whether the director's re-election would be consistent with the Company's governance guidelines.

        The Nominating/Corporate Governance Committee discussed these factors in identifying the three nominees for our Class I directors.

        The Nominating/Corporate Governance Committee will also consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company's Corporate Secretary and include the following information:

  •
  a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

  •
  the name of and contact information for the candidate;

  •
  a detailed statement of the candidate's business and educational experience as well as how the candidate supports the diversity factors above;

  •
  information regarding the candidate, as required from time to time by the Nominating/Corporate Governance Committee, and as disclosed in the Company's annual Proxy Statement sufficient to enable the committee to evaluate the candidate;

  •
  a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

  •
  detailed information about any relationship or understanding between the proposing stockholder and its affiliates and associates, on the one hand, and the candidate, on the other hand;

  •
  a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected; and

  •
  any other information or other documents or agreements required of a Director nominee.

Other Committees

        Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Stockholder Communications with Directors and Management

        Any stockholder who desires to contact any member of our Board of Directors or management can write to:

    DTS, Inc.
    Attn: Stockholder Relations
    5220 Las Virgenes Road
    Calabasas, California, 91302

        Your letter should indicate that you are a DTS stockholder. Depending on the subject matter, our stockholder relations personnel will:

  •
  forward the communication to the Director or Directors to whom it is addressed;

  •
  forward the communication to the appropriate management personnel;

  •
  attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation of Directors

        We currently pay our Lead Independent Director an annual retainer of $60,000 and each of our other non-employee directors an annual retainer of $35,000. In addition, we pay each of our non-employee directors the following annual retainers for their service as a member, or chair, as applicable, of our Board committees:

Annual Retainers for Committee Members:
Audit Committee	$7,000
Compensation Committee	$7,000
Nominating/Corporate Governance Committee	$4,000
Annual Retainers for Committee Chairs:
Audit Committee	$20,000
Compensation Committee	$20,000
Nominating/Corporate Governance Committee	$8,000

        All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director's service on the Board or applicable committee. We also reimburse all non-employee directors for reasonable expenses related to our Board of Directors or committee meetings.

        In addition, on May 10, 2012, the Compensation Committee granted stock options and restricted stock units under the 2012 Plan, to our non-employee directors who were non-employee directors during the 6-month period prior to the grant date in order to provide them with additional incentives and thereby promote the success of our business. In 2012, the Compensation Committee granted an option to purchase 7,590 shares of our common stock, as well as 2,732 restricted stock units of our common stock for each continuing non-employee director following our 2012 annual meeting of the stockholders. Each option has an exercise price equal to the fair market value of a share of our common stock on the date of grant and a term of ten years.

        The vesting terms of these equity awards are as follows: (i) the stock option awards vest and become exercisable in 24 equal installments on each monthly anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company; and (ii) the restricted stock units vest in full on the one year anniversary of the date of grant as long as the non-employee director has continuously remained a director of, or consultant to, the Company through such anniversary date.

        All non-employee director options granted under the 2012 Plan are non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director's termination of service, except in the case of death in which event the director's estate shall have one year from the date of death to exercise the option. However, in no event shall any option granted to a director be exercisable later than the expiration of the option's term. In the event of our merger with another corporation or another change of control, all outstanding options and restricted stock units held by non-employee directors will vest in full.

        The following table shows compensation information for our non-employee directors for fiscal year 2012.

2012 DIRECTOR COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joerg D. Agin	$67,000	$76,141	$80,372	—	—	—	$223,513
Ronald N. Stone(5)	$67,000	$76,141	$80,372	—	—	—	$223,513
Craig S. Andrews(6)	$66,500	$76,141	$80,372	—	—	—	$223,013
V. Sue Molina(5)	$55,000	$76,141	$80,372	—	—	—	$211,513
Bradford D. Duea	$42,000	$76,141	$80,372	—	—	—	$198,513
L. Gregory Ballard	$39,000	$76,141	$80,372	—	—	—	$195,513
Thomas C.K. Yuen(7)	$8,750	—	—	—	—	—	$8,750

(1)
Jon E. Kirchner, our Chairman and Chief Executive Officer, is not included in this table because he did not receive compensation for his service as a director. The compensation received by Mr. Kirchner is shown in the Summary Compensation Table.

(2)
The Company pays each of its non-employee directors cash amounts as described above.

(3)
Reflects the aggregate grant date fair value of stock awards granted by us in 2012, as determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Our non-employee directors each received a grant of 2,732 restricted stock units on May 10, 2012, the date of our annual meeting of stockholders. Pursuant to GAAP, the grant date fair value of each of those awards was $76,141, which is based on the grant date fair value per share of $27.87, which was the closing price of our common stock on May 10, 2012. As of December 31, 2012, Mr. Duea and Mr. Andrews each held an additional 1,000 shares of unvested stock awards. These additional shares were granted in 2010 pursuant to the 2003 Plan and in conjunction with each of their elections to our board of directors. As of December 31, 2012, the other non-employee directors did not hold any other unvested stock awards.

(4)
Reflects the aggregate grant date fair value of option awards granted by us in 2012, as determined in accordance with GAAP. Compensation expense is calculated based on the grant date fair value of the stock options, which is based on the Black-Scholes option valuation method using the assumptions described in Footnote 13, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013. Our non-employee directors each received an automatic grant of an option to purchase 7,590 shares of our common stock on May 10, 2012, the date of our annual meeting of stockholders. Pursuant to GAAP, the grant date fair value of each option automatically granted on May 10, 2012, determined using the Black-Scholes method was $80,372. As of December 31, 2012, our non-employee directors had outstanding options to purchase the following aggregate number of shares of our common stock: Joerg D. Agin: 24,590; Ronald N. Stone: 40,090; Craig S. Andrews: 22,590; V. Sue Molina: 42,090; Bradford D. Duea: 22,590; L. Gregory Ballard: 31,090; Thomas C.K. Yuen: zero.

(5)
Includes fees earned of $5,000 for services as part of a committee of the Board assisting the Company with the acquisition of SRS.

(6)
Includes fees earned of $7,500 for services as part of a committee of the Board assisting the Company with the acquisition of SRS.

(7)
Mr. Yuen was elected to our board of directors on August 9, 2012 with the acquisition of SRS.

 ITEM 2—APPROVAL OF THE DTS, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

        At the annual meeting, the stockholders will be asked to approve the amendment and restatement of the Company's 2003 Employee Stock Purchase Plan (the "Purchase Plan") and to extend the term of the Purchase Plan. The Purchase Plan, as amended and restated, is effective November 13, 2012, subject to its approval by the stockholders at the annual meeting. The Purchase Plan, as amended and restated, shall replace the Purchase Plan's provisions as in effect immediately prior to its amendment and restatement (the "Prior Plan").

        The Board of Directors believes that the Purchase Plan benefits the Company and its stockholders by providing its employees with an opportunity, through payroll deductions, to purchase shares of Common Stock and that this is helpful in attracting, retaining, and motivating valued employees. To better enable the Company to continue offering employees a stock purchase opportunity, the Board of Directors has amended and restated the Purchase Plan, subject to stockholder approval, in order to extend the term of the Plan an additional ten (10) years until the tenth (10th) anniversary of the effective date of its approval by the stockholders of the Company.

        The Prior Plan was originally adopted effective as of April 17, 2003. In general, the Amended and Restated Purchase Plan is substantially similar to the Prior Plan. However, as amended and restated, the Purchase Plan has eliminated the evergreen provision in the Prior Plan. Instead, the Purchase Plan shall be subject to a fixed share reserve of 750,000 shares of the common stock of the Company. This limit shall be reduced by the number of shares issued under the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan and the existing Foreign Subsidiary Employee Stock Purchase Plan (collectively, with the Purchase Plan, the "Plans"). This share reserve number was established by the Company based on the number of shares necessary to fulfill obligations arising under the Offering Periods (as defined below) in effect under the Plans, as well as an estimated amount which is intended to provide sufficient shares through 2018. This estimated amount was established based on historical participation rates in the Plans, as well as anticipated changes to the Company's (and its subsidiaries') workforce. However, there can be no assurance that the Board of Directors will not deem it necessary to amend the Purchase Plan prior to 2019, to add additional shares to the Purchase Plan, in which case such an amendment shall be subject to further stockholder approval. In addition, under the terms of the Prior Plan, the Plan would have terminated on the tenth (10th) anniversary of the date it was originally adopted by the Board of Directors. However, as amended and restated, the Purchase Plan will remain effective until the earlier of (i) its termination by the Board of Directors; (ii) issuance of all shares reserved for issuance under the Purchase Plan; and (iii) ten (10) years from the effective date of the amended and restated Purchase Plan. Finally, the Purchase Plan has been renamed the DTS, Inc. 2013 Employee Stock Purchase Plan.

Summary of the Purchase Plan

        The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which appears as Appendix A to this Proxy Statement.

        General.    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on each Purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

        Shares Subject to Plan.    As amended and restated, the Purchase Plan shall be subject to a share reserve of 750,000 shares, subject to reduction for shares issued pursuant to the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan (as described above), subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

        Administration.    The Purchase Plan is administered by the Compensation Committee of the Board of Directors (hereinafter referred to as the "Committee"). Subject to the provisions of the Purchase Plan, the Committee determines the terms and conditions of Purchase Rights granted under the plan. The Committee will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right.

        Eligibility.    Any employee of the Company or of any present or future subsidiary corporation of the Company designated by the Committee for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five (5) months in any calendar year. An employee must meet these conditions and be employed by the Company, or a participating subsidiary corporation, prior to the beginning of an Offering Period in order to participate in that Offering Period. However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of March 31, 2013, approximately 235 employees, including 7 executive officers, were eligible to participate in the Purchase Plan.

        Offerings.    Generally, each Offering under the Purchase Plan will be for a period of twenty-four (24) months (an "Offering Period"). Offering Periods may commence on such dates designated by the Committee; but generally will commence on May 15 and November 15 of each year. The Committee may establish a different term for one or more Offerings, not to exceed twenty-seven (27) months, or different commencement or ending dates for any Offering Period, as well as the number and duration of Purchase Periods in each Offering Period. Absent such a designation, Offering Periods will generally consist of four (4) six (6) month Purchase Periods.

        Participation and Purchase of Shares.    Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the "Offering Date"). Payroll deductions may not exceed 15% of an employee's compensation on any payday during the Offering Period. An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment. If the fair market value of the shares on the first day of a current Offering Period in which a participant is enrolled is higher than the fair market value on the first day of any subsequent Offering Period, the participant will be automatically enrolled in the subsequent Offering Period.

        Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering in which case the new rate shall become effective for the next payroll period after receipt of such election. Any change in a participant's rate of payroll deductions will be limited to one (1) change per Purchase Period. Upon withdrawal, the Company will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering, but may participate in subsequent Offering Periods by enrolling in a such future period.

        Subject to certain limitations, each participant in an Offering is granted a Purchase Right equal to 10,000 shares of the Company's common stock; provided further that the maximum number of shares that may be acquired during any Purchase Period is 2,500 shares. Such share limitations are subject to adjustment for corporate transactions and may be reduced by the Committee in its discretion. In addition, Section 423 of the Code provides that no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 in each calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased); provided, however, in accordance with special rules provided under Section 423 of the Code, this $25,000 limitation may be increased under certain circumstances.

        On the last day of each Purchase Period (a "Purchase Date"), the Company issues to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Purchase Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right as described above. The price at which shares are sold under the Purchase Plan is established by the Committee but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the national or regional securities exchange or quotation system constituting the primary market for the shares. On April 23, 2013, the closing price per share of Common Stock was $16.34.

        Nontransferability.    Purchase Rights granted under the Purchase Plan are not transferable by a participant other than by will or the laws of descent and distribution.

        Change in Control.    In the event of a merger or other corporate transaction, the Purchase Plan will continue for the remainder of all open Offering Periods following the merger or other corporate transaction and shares will be purchased based on the fair market value of the surviving corporation's stock on each purchase date (taking account of the exchange ratio where necessary) unless otherwise determined by the Committee. In the event of a dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the event, unless otherwise determined by the Committee. In exercising its discretion, the committee may terminate the Purchase Plan after notice to participants.

        Amendment and Termination.    The Board of Directors has the authority to amend or terminate the Purchase Plan at any time, including amendments to outstanding stock purchase rights under the Purchase Plan, subject to required approvals of our stockholders in order for the Purchase Plan to qualify under Section 423 of the Code or other applicable law.

Summary of United States Federal Income Tax Consequences

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant's death.

        A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less.

        If the participant disposes of the shares in a disqualifying disposition, the Company should be en titled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

New Plan Benefits

        Because benefits under the Purchase Plan depend on employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the Purchase Plan.

Board of Directors' Recommendation

        The Board of Directors believes that the opportunity to purchase shares under the Purchase Plan is important to attracting and retaining qualified employees essential to the success of the Company, and that stock ownership is important to providing such persons with an incentive to perform in the best interest of the Company and its stockholders.

        The Board of Directors recommends a vote "FOR" the proposal to approve the amendment and restatement of the Purchase Plan.

 ITEM 3—APPROVAL OF THE DTS, INC. 2013 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

        At the annual meeting, the stockholders will be asked to approve the amendment and restatement of the Company's 2003 Foreign Subsidiary Employee Stock Purchase Plan (the "Foreign Purchase Plan") and to extend the term of the Foreign Purchase Plan. The Foreign Purchase Plan, as amended and restated, is effective November 13, 2012 subject to its approval by the stockholders at the annual meeting. The Foreign Purchase Plan, as amended and restated, shall replace the Foreign Purchase Plan's provisions as in effect immediately prior to its amendment and restatement (the "Prior Foreign Purchase Plan").

        The Board of Directors believes that the Foreign Purchase Plan benefits the Company and its stockholders by providing its employees in certain foreign countries with an opportunity through payroll deductions to purchase shares of Common Stock and that this is helpful in attracting, retaining, and motivating valued employees. To better enable the Company and its subsidiaries to continue offering employees a stock purchase opportunity, the Board of Directors has amended and restated the Foreign Purchase Plan, subject to stockholder approval, in order to extend the term of the Plan an additional ten (10) years until the tenth (10th) anniversary of the effective date of its approval by the stockholders of the Company.

        The Prior Foreign Purchase Plan was originally adopted effective as of April 17, 2003. In general, the amended and restated Foreign Purchase Plan is substantially similar to the Prior Foreign Purchase Plan as well as the DTS, Inc. 2013 Employee Stock Purchase Plan. However, as amended and restated, the Foreign Purchase Plan has eliminated the evergreen provision in the Prior Foreign Purchase Plan. Instead, the Foreign Purchase Plan shall be subject to a fixed share reserve of 750,000 of shares of the common stock of the Company. This limit shall be reduced by the number of shares issued under the DTS, Inc. 2013 Employee Stock Purchase Plan and the existing Employee Stock Purchase Plan (collectively, with the Foreign Purchase Plan, the "Plans"). This share reserve number was established by the Company based on the number of shares necessary to fulfill obligations arising under the Offering Periods (as defined below) in effect under the Plans, as well as an estimated amount which is intended to provide sufficient shares through 2018. This estimated amount was established based on historical participation rates in the Plans, as well as anticipated changes to the Company's (and its subsidiaries') workforce. However, there can be no assurance that the Board of Directors will not deem it necessary to amend the Foreign Purchase Plan prior to 2019, to add additional shares to the Foreign Purchase Plan, in which case such an amendment shall be subject to further stockholder approval. In addition, under the terms of the Prior Foreign Purchase Plan, the Plan would have terminated on the tenth (10th) anniversary of the date it was originally adopted by the Board of Directors. However, as amended and restated, the Foreign Purchase Plan will remain effective until the earlier of (i) its termination by the Board of Directors; (ii) issuance of all shares reserved for issuance under the Foreign Purchase Plan; and (iii) ten (10) years from the effective date of the amended and restated Foreign Purchase Plan. Finally, the Foreign Purchase Plan has been renamed the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan. Although similar to the DTS, Inc. Employee Stock Purchase Plan, the Foreign Purchase Plan is designed to better enable the Company to satisfy local rules that are not always compatible with those permitted, or imposed, under section 423 of the Code.

Summary of the Foreign Purchase Plan

        The following summary of the Foreign Purchase Plan is qualified in its entirety by the specific language of the Foreign Purchase Plan, a copy of which appears as Appendix B to this Proxy Statement.

        General.    The Foreign Purchase Plan is intended to the extent permissible under the provisions of local law applicable to employees in foreign jurisdictions to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Foreign Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on each Purchase date during the Offering unless the participant has withdrawn from participation in the Foreign Purchase Plan prior to such date.

        Shares Subject to Plan.    As amended and restated, the Foreign Purchase Plan shall be subject to a share reserve of 750,000 shares, subject to reduction for shares issued pursuant to the DTS, Inc. 2013 Employee Stock Purchase Plan (as described above), subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Foreign Purchase Plan.

        Administration.    The Foreign Purchase Plan is administered by the Compensation Committee of the Board of Directors (hereinafter referred to as the "Committee"). Subject to the provisions of the Foreign Purchase Plan, the Committee determines the terms and conditions of Purchase Rights granted under the plan. The Committee will interpret the Foreign Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Foreign Purchase Plan or any Purchase Right.

        Eligibility.    To the extent permitted by applicable law, any employee of the Company or of any present or future subsidiary corporation of the Company who is not ordinarily a resident of the United States designated by the Board of Directors, or the Committee, for inclusion in the Foreign Purchase Plan is eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five (5) months in any calendar year. An employee must meet these conditions and be employed by the Company, or a participating subsidiary corporation, prior to the beginning of an Offering Period in order to participate in that Offering Period. However, no employee who owns or holds options to purchase, or who, as a result of participation in the Foreign Purchase Plan, would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Foreign Purchase Plan. In addition, employees who reside in countries for whom such employees participating in the Foreign Purchase Plan would violate any applicable law of such country shall not be eligible to participate in the Foreign Purchase Plan. As of March 31, 2013, approximately 45 employees were eligible to participate in the Foreign Purchase Plan.

        Offerings.    Generally, each Offering under the Foreign Purchase Plan will be for a period of twenty-four (24) months (an "Offering Period"). Offering Periods may commence on such dates designated by the Committee; but generally will commence on May 15 and November 15 of each year. The Committee may establish a different term for one or more Offerings, not to exceed twenty-seven (27) months, or different commencement or ending dates for any Offering Period, as well as the number and duration of Purchase Periods in each Offering Period. Absent such a designation, Offering Periods will generally consist of four (4) six (6) month Purchase Periods.

        Participation and Purchase of Shares.    Participation in an Offering under the Foreign Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the "Offering Date"). Payroll deductions may not exceed 15% of an employee's compensation on any payday during the Offering Period. An employee who becomes a participant in the Foreign Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Foreign Purchase Plan, becomes ineligible to participate, or terminates employment. If the fair market value of the shares on the first day of a current Offering Period in which a participant is enrolled is higher than the fair market value on the first day of any subsequent Offering Period, the participant will be automatically enrolled in the subsequent Offering Period.

        Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Foreign Purchase Plan at any time during an Offering in which case the new rate shall become effective for the next payroll period after receipt of such election. Any change in a participant's rate of payroll deductions will be limited to one (1) change per Purchase Period. Upon withdrawal, the Company will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering, but may participate in subsequent Offering Periods by enrolling in a such future period.

        Subject to certain limitations, each participant in an Offering is granted a Purchase Right equal to 10,000 shares of the Company's common stock; provided further that the maximum number of shares that may be acquired during any Purchase Period is 2,500 shares. Such share limitations are subject to adjustment for corporate transactions and may be reduced by the Committee in its discretion. In addition, Section 423 of the Code provides that no participant may purchase shares of Common Stock under the Foreign Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 in each calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased); provided, however, in accordance with special rules provided under Section 423 of the Code, this $25,000 limitation may be increased under certain circumstances.

        On the last day of each Purchase Period (a "Purchase Date"), the Company issues to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Purchase Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right as described above. The price at which shares are sold under the Foreign Purchase Plan is established by the Committee but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the national or regional securities exchange or quotation system constituting the primary market for the shares. On April 23, 2013, the closing price per share of Common Stock was $16.34.

        Nontransferability.    Purchase Rights granted under the Foreign Purchase Plan are not transferable by a participant other than by will or the laws of descent and distribution.

        Change in Control.    In the event of a merger or other corporate transaction, the Foreign Purchase Plan will continue for the remainder of all open Offering Periods following the merger or other corporate transaction and shares will be purchased based on the fair market value of the surviving corporation's stock on each purchase date (taking account of the exchange ratio where necessary) unless otherwise determined by the Committee. In the event of a dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the event, unless otherwise determined by the Committee. In exercising its discretion, the committee may terminate the Foreign Purchase Plan after notice to participants.

        Amendment and Termination.    The Board of Directors has the authority to amend or terminate the Foreign Purchase Plan at any time, including amendments to outstanding stock purchase rights under the Foreign Purchase Plan, subject to required approvals of our stockholders in order for the Foreign Purchase Plan to qualify under Section 423 of the Code or other applicable law.

Summary of United States Federal Income Tax Consequences

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current United States law of participation in the Foreign Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. To the extent the Foreign Purchase Plan satisfied the requirement of Section 423 of the Code (a "423 Plan") as applied to any participant subject to United States federal income taxes, the "Summary of United States Federal Income Tax Consequences" contained in Item 3 shall apply and that description is hereby incorporated by reference.

        To the extent that a participant in the Foreign Purchase Plan is subject to United States federal income taxes and the Foreign Purchase Plan does not qualify as a 423 Plan as applied to such a participant, then the participant will generally be subject to ordinary income tax based on the spread at the time the shares are purchased by the participant on a Purchase Date. This spread amount may be eligible for a tax deduction by the Company, or a participating subsidiary depending upon the fact and circumstances concerning the entity which employs the participant.

New Plan Benefits

        Because benefits under the Foreign Purchase Plan depend on employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the Foreign Purchase Plan.

Board of Directors' Recommendation

        The Board of Directors believes that the opportunity to purchase shares under the Foreign Purchase Plan is important to attracting and retaining qualified employees essential to the success of the Company, and that stock ownership is important to providing such persons with an incentive to perform in the best interest of the Company and its stockholders.

        The Board of Directors recommends a vote "FOR" the proposal to approve the amendment and restatement of the Foreign Purchase Plan.

 ITEM 4—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

        The advisory vote on executive compensation is a non-binding vote on the compensation of our "named executive officers," or "NEOs", as described in the "Compensation Discussion and Analysis", or "CD&A" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote is not a vote on our general compensation policies, the compensation of our directors, or our compensation policies as they relate to risk management, and is only on the compensation of our named executive officers.

  Executive Summary

        As explained in more detail in the CD&A section of this Proxy Statement, during 2012 we successfully achieved a number of strategic business objectives despite an environment characterized by substantial global economic uncertainty and widespread deterioration in many segments of the consumer electronics market. We also acquired and successfully integrated SRS Labs, Inc. and Phorus, Inc. during 2012 and in the process created an organization with significantly enhanced capabilities, broader market footprint, best-in-class products and services and a technology roadmap that will change the way consumers experience entertainment. We reported revenue of $100.6 million, a 4% increase over revenue of $96.9 million in 2011 and made significant progress in the critical network connected market, with revenues in the fourth quarter of 2012 from this market increasing 86% year over year. However, due to market dynamics, our financial performance fell short of our original expectations coming into the year, and later caused us to revise our expectations further in response to a weak holiday season. Thus, while our stock price and short-term financial performance have been impacted by both accounting related to these acquisitions and weakness in the consumer electronics sector more broadly, we believe the SRS Labs and Phorus acquisitions and our other actions taken during 2012 are fundamental to our long-term ability to drive accelerated growth in the large and expanding network connected area.

        Although we make our executive compensation decisions in the first quarter of each year, our compensation programs are structured with the goal of having year-end "realizable" compensation that reflects both strategic execution and tracks with our financial and stock price performance. Consistent with our financial and stock price performance in 2012, our CEO's actual or realizable compensation was just 33% of the targeted amount for 2012 and just 16% of the targeted amount for 2011. In addition, after reviewing the financial and stock price performance of the Company during 2011 and 2012, the Committee elected to significantly reduce 2013 target compensation levels for the NEOs from 2012 levels. Specifically, our CEO's target total compensation for 2013 was reduced by 47% from 2012 and 2013 target total compensation was reduced for our other NEOs, on average, by 36% from 2012.

  2012 Executive Compensation Highlights

        The overall goal of our executive compensation program is to support our primary objective of building long-term shareholder value. Our approach to executive compensation remains to pay for results while also recognizing that strategic actions taken in the current year do not always translate immediately into financial outcomes. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay well when overall strategic and financial performance is outstanding and provide only modest compensation when performance is below expectations, as it was in 2012.

        In support of this overarching objective, the Compensation Committee took the following actions with respect to the compensation of the NEOs in 2012. As described in greater detail below, target compensation levels for 2012 were established in the first quarter of 2012. Specifically, the Committee:

  •
  Did not increase the base salary of our CEO and increased the base salaries of other NEOs for 2012, on average, by only 3.7% from their 2011 levels

  •
  Revised the goals applicable to the NEOs under our 2012 Incentive Compensation Plan to reflect the successful consummation and integration of the SRS Labs and Phorus acquisitions. The changes were intended to both recognize that the initial goals would no longer be relevant for the post combination entity and to capture the strategic importance of successfully integrating our businesses; because the SRS Labs transaction was not completed until July 2012 and would have a material impact on our results due to the accounting for the transaction, the Committee determined that in addition to adjusting the goals as noted above, that it would reduce the target payment for the NEOs to 80% of 2011 amounts and eliminate any upside potential from the bonus program for 2012

  •
  Approved equity awards of stock options and restricted stock units for the NEOs at levels that it believed responded to fairly significant upward movement in the competitive market, furthered our retention objectives, and rewarded the NEOs for their individual performance, past contributions to the Company's overall performance and expected future contributions

  •
  Emphasized stock options (approximately 70% of grant date value) to reinforce the importance of building long-term shareholder value and to ensure that a material portion of the NEOs' compensation would only be realized if our stock price improved from the date of these awards

  •
  Adopted a "clawback" policy that permits the Board to recover cash and equity incentive payments from C-level executives whose fraud or misconduct resulted in a significant restatement of financial results

  2013 Executive Compensation Updates

        In the first quarter of 2013, and consistent with our prior practice, the Committee assessed the strategic and financial performance of the Company and of each of the NEOs and determined cash incentive payments for the prior year and established the target cash and equity compensation arrangements for our NEOs for 2013. Specifically, the Committee made the following decisions:

  •
  Made no adjustments to cash compensation for our NEOs (other than to restore target bonus opportunities to prior amounts)

  •
  Awarded our NEOs bonus payments equal to 50% of their initial targeted amounts for 2012 to recognize a year of strong strategic execution in a very challenging environment

  •
  Awarded our NEOs equity awards in the form of 100% stock options to further emphasize shareholder alignment and at significantly reduced amounts; on average, the value of grants to our NEOs was reduced by 60% from 2012

  •
  As a result of these actions, target total compensation for our NEOs for 2013 was reduced, on average, by 38%

  Key Considerations in Understanding our Approach

        In reviewing the Company's approach to executive compensation, the Committee feels that there are two principles that are critical to a complete understanding of the program. The first is the emphasis on pay for performance and the second is the timing of our executive compensation decisions.

        Pay for performance.    The executive compensation program emphasizes performance-based compensation and the amount of compensation actually realized by our executives varies significantly based on overall strategic and financial performance. Over the last two years, our CEO's "Realizable Pay" has averaged just 24% of the target level. As shown in the chart below, the Committee feels that these amounts are well aligned with the performance of the Company during this time period while also recognizing that the Company continues to face an extremely challenging operating environment.

        Timing of executive pay decisions.    The Committee establishes target cash compensation levels and grants annual equity awards in the first quarter of each year. As a result, these target pay level decisions reflect current market conditions for the business and for executive talent at the time the decisions are made. It follows that these target pay levels should not be compared to actual performance for that same year as this information is unknown at the time the decisions are made.

        Instead, and consistent with its desire to focus on long-term shareholder value creation, the Committee feels it is important to review pay decisions from an actual or "realizable" pay perspective as well as over the course of multiple years in order to avoid overreaction or misinterpretation. In setting 2013 target compensation, the Committee reflected on the Company's strategic and financial performance and determined to set 2013 target compensation for the CEO at a level that represented a reduction of approximately 47% from 2012, as shown below.

CEO Pay for Performance

        Target Pay—includes annualized base salary, target cash bonus amount, other compensation paid and the "fair value" at grant of equity awards (i.e., Black Scholes for stock options). For additional detail, see the CD&A section of this proxy statement.

        Realizable Pay—includes annualized salary, actual bonus paid, other compensation paid and the "in-the-money" value of all equity awards issued during 2011 and 2012 using the closing price of our common stock on December 31, 2012 of $16.70. Realizable Pay assumes equity awards are 100% vested upon grant, even though such awards only vest after three years, in the case of the MSUs granted in

2011, and 25% per year over four years, in the case of options and RSUs granted in 2011 and 2012. For additional detail, see the CD&A section of this proxy statement.

        Stock Price—reflects change in the value of DTS common stock from 12/31/10 ($49.05) to 12/31/12 ($16.70). We have also shown the year-to-date change in our stock price from 12/31/12 ($16.70) to 3/11/13 ($20.48).

        In summary, we believe that our executive compensation program appropriately incents and rewards our NEOs and other key personnel in light of the performance of the Company, and that our actual executive compensation outcomes align well with our overall compensation philosophy of paying for performance. We encourage stockholders to read the entire CD&A section of this Proxy Statement for a more detailed discussion of our executive compensation program elements, and how they reflect our philosophy and link to company performance.

        The vote solicited by this Item 4 is advisory, and therefore is not binding on the company, our Board of Directors or our Compensation Committee, nor will its outcome require the company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the company or our Board.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no immediate opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation, we will consider our stockholders' concerns and evaluate what future actions, if any, may be appropriate.

        Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Item 4:

        "RESOLVED, that the stockholders of DTS, Inc. approve, on an advisory basis, the compensation of the company's Named Executive Officers, disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narratives in the company's definitive Proxy Statement for the 2013 annual meeting of stockholders."

        The Board of Directors unanimously recommends a vote "FOR" approval of the foregoing resolution.

        Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the approval of the foregoing resolution.

ITEM 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee appointed Grant Thornton LLP as independent registered public accountants for the Company and its subsidiaries during the year ended December 31, 2012, and has appointed such firm to serve in the same capacity for the 2012 fiscal year. We are asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of Grant Thornton LLP.

        In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Grant Thornton LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

Fees Paid to Grant Thornton LLP

        The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for fiscal years 2012 and 2011, as applicable, and fees billed for other services rendered by Grant Thornton LLP for fiscal years 2012 and 2011, as applicable.

	Fiscal Year 2012	Fiscal Year 2011
(1)Audit Fees	$1,040,357	$712,979
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$1,040,357	$712,979

(1)
Audit fees for fiscal 2012 and 2011 include the audit of our financial statements, review of the financial statements included in Form 10-Q, audit of the Company's controls and 404 attestation, and statutory audits required for certain of our non-U.S. subsidiaries. Also during 2012, we incurred additional audit fees associated with our acquisitions of SRS and Phorus.

        All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        Our Audit Committee has adopted a Pre-Approval Policy whereby certain engagements and levels of engagement, if necessary, of our independent registered public accountants by the Company have been pre-approved by the Audit Committee. The committee has also delegated to the Chairman of the committee the authority to evaluate and approve other engagements of our independent registered public accountants on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the Chairman approves any such engagements, he reports that approval to the full committee at the next committee meeting.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the ratification of Grant Thornton LLP as independent registered public accountants of the Company.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee evaluates auditor performance, manages relations with the Company's independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. It operates under a written Audit Committee Charter that has been adopted by the Board of Directors, a copy of which is available on the Company's website at www.dts.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC rules.

        The Audit Committee members are not professional accountants or auditors. The members' functions are not intended to duplicate or to certify the activities of management or the Company's independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the Company's independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accountants, and its experience in business, financial and accounting matters.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        In fulfilling the Audit Committee's oversight responsibilities, the Audit Committee has reviewed DTS' audited financial statements as of and for the fiscal year ended December 31, 2012, and met with both management and Grant Thornton LLP, DTS' independent registered public accounting firm ("Grant Thornton"), to discuss those financial statements. This review included a discussion on the quality and the acceptability of the Company's financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

        The Audit Committee discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with them their independence from the Company and management.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in DTS' Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

        In addition to the matters specified above, the Audit Committee discussed with Grant Thornton the overall scope, plans and estimated costs of its audit. The Audit Committee met with Grant Thornton periodically, with and without management present, to discuss the results of their examinations, the overall quality of the Company's financial reporting and Grant Thornton's reviews of the quarterly financial statements, and drafts of the quarterly and annual reports. The Audit Committee conducted 8 meetings with management and Grant Thornton in 2012.

AUDIT COMMITTEE
Ronald N. Stone, Chair Joerg D. Agin V. Sue Molina

 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers and significant employees.

Name	Age	Position(s)
Jon E. Kirchner	45	Chairman and Chief Executive Officer, Director
Melvin L. Flanigan	54	Executive Vice President, Finance and Chief Financial Officer
Brian D. Towne	48	Executive Vice President and Chief Operating Officer
Blake A. Welcher	51	Executive Vice President, Legal, General Counsel and Corporate Secretary
Frederick L. Kitson	61	Executive Vice President and Chief Technology Officer
Kris M. Graves	38	Executive Vice President, Human Resources
Patrick J. Watson	52	Executive Vice President, Corporate Strategy and Business Development

        Jon E. Kirchner has served as our Chairman of the Board of Directors and Chief Executive Officer ("CEO") since February 2010. From September 2001 to February 2010, he served as our President and Chief Executive Officer. He has been a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of capacities. From April 2000 to September 2001, he was our President and Chief Operating Officer. From September 1998 to April 2000, he served as our Executive Vice President of Operations, and from March 1996 to September 1998, he was our Vice President of Finance and Business Development. Mr. Kirchner has also served as our Director of International Operations and Controller. Prior to joining us, Mr. Kirchner worked for the consulting and audit groups at Price Waterhouse LLP (now Pricewaterhousecoopers LLP), an international accounting firm. During his tenure at Price Waterhouse , he advised clients on a range of strategy, finance, operations and valuation issues. In 2012, Mr. Kirchner received the Ernst & Young Technology Entrepreneur Of The Year Award for Greater Los Angeles. In 2011, Mr. Kirchner was honored by the Producers Guild of America, receiving the "Digital 25: Leaders in Emerging Entertainment" award for being among the visionaries that have made significant contributions to the advancement of digital entertainment and storytelling. Since June of 2012, Mr. Kirchner has served on the Board of Directors of Free Stream Media Corporation, a leader in the social TV space. Mr. Kirchner is a Certified Public Accountant and received a B.A. in Economics, cum laude, from Claremont McKenna College.

        Melvin L. Flanigan has served as our Executive Vice President, Finance and Chief Financial Officer since September 2003. Prior to that, he served as our Vice President and Chief Financial Officer since joining us in July 1999. From March 1996 to July 1999, he served as Chief Financial Officer and Vice President, Operations at SensArray Corporation, a supplier of thermal measurement products for semiconductor, LCD, and memory-disk fabrication processes. Mr. Flanigan led SensArray's manufacturing and finance efforts. Prior to joining SensArray, Mr. Flanigan was Corporate Controller for Megatest Corporation, a manufacturer of automatic test equipment for logic and memory chips, where he was involved in international mergers and acquisitions activities. Mr. Flanigan has also previously held positions at Cooperative Solutions, Inc., a software developer in the client server transaction processing market, Hewlett-Packard Company, a provider of information technology infrastructure, personal computing and access devices, global services, and imaging and printing, and Price Waterhouse LLP (now PricewaterhouseCoopers LLP). He is a Certified Public Accountant and holds an M.B.A. and B.Sc. in Accounting from Santa Clara University.

        Brian D. Towne has served as our Executive Vice President and Chief Operating Officer since June 2010, prior to that he served as our Executive Vice President and General Manager since February 2009. Previously, he served as our Senior Vice President and General Manager Consumer Division since August 2006 and, prior to that, as our Senior Vice President Consumer/Pro Audio since August 2003. From April 2002 to August 2003, he served as Director of Product Management at Kenwood

USA Corporation, a manufacturer of mobile electronics, home entertainment, and communications equipment, where he led all home and mobile entertainment product planning and development for the North American market. From August 1995 to April 2002, Mr. Towne held various product planning, development and marketing positions at Kenwood USA. Prior to Kenwood USA, he held various research and development and marketing positions at Pioneer Electronics (USA) Inc., the sales and marketing arm of Pioneer Corporation, a manufacturer of consumer and commercial electronics. Mr. Towne spent part of his tenure at Pioneer living and working in Japan. He also previously served as an Electronics Specialist in the United States Marine Corps. Mr. Towne holds a B.S. in Engineering Technology, with honors, from California Polytechnic University, Pomona.

        Blake A. Welcher has served as our Executive Vice President, Legal, General Counsel and Corporate Secretary since September 2003 and, prior to that, as our Vice President and General Counsel since February 2000. From April 1999 to February 2000, Mr. Welcher served as our General Counsel, Intellectual Property, where he was responsible for the Company's intellectual property assets and licensing. Prior to joining us, from April 1997 to April 1999, Mr. Welcher served as an intellectual property attorney for Koppel & Jacobs, where he provided intellectual property support and counsel for clients in the electrical, mechanical, and entertainment industries. Previously, he served in the same capacity for the Cabot Corporation, a global specialty chemicals company. Mr. Welcher holds a J.D. and Masters of Intellectual Property from Franklin Pierce Law Center and a B.S. in Aeronautical Engineering from California Polytechnic State University at San Luis Obispo.

        Frederick L. Kitson has served as our Executive Vice President and Chief Technology Officer, since March 2010. From June 2008 to February 2010, he was the Corporate Vice President and Head of Corporate R&D of the Applied Research Center at Motorola, and from June 2005 to June 2008, he was the Vice President of Motorola's Global Applications and Software Research Center. From January 2000 to June 2005, he worked for Hewlett Packard as the Senior Director of the Mobile and Media Systems Labs. His areas of expertise include multimedia digital signal processing, mobile systems, computer systems and graphics and consumer electronics. Mr. Kitson holds a Ph.D in Electrical & Computer Engineering in Digital Signal Processing, Speech, and Adaptive Signal Processing from the University of Colorado, an M.S. in Electrical Engineering from the Georgia Institute of Technology, and a B.S. with Honors in Electrical Engineering from the University of Delaware.

        Kris M. Graves was promoted to Executive Vice President, Human Resources in April 2013, having previously served as our Senior Vice President, Human Resources since March 2012. Prior to that, Ms. Graves served as the Senior Vice President of Human Resources and Administration at THQ Inc., a developer and publisher of interactive software, from October 2009 to March 2012, and was responsible for developing human capital strategies and programs. From March 2003 to October 2009, Ms. Graves held a variety of progressive human resources leadership positions at THQ. Prior to joining THQ, Kris served in a human resources management role for PricewaterhouseCoopers from July 2001, to March 2003. She also served as a senior consultant at Ernst & Young LLP from August 1997 to June 2000, and advised clients on human resources strategies and systems. Ms. Graves holds a bachelor's degree from Loyola Marymount University.

        Patrick J. Watson was promoted to Executive Vice President, Corporate Strategy and Development in December 2011, having previously served as our Senior Vice President, Corporate Strategy and Development since September 2003. From February 2000 to September 2003, Mr. Watson served as our Vice President of Business Development and, from February 1997 to January 2000, as our Director of Technical Sales, where he led the penetration of our technology in the consumer electronics home theater market, as well as the proliferation of our technology in new markets such as cars, personal computers, video games, and broadcast. Prior to joining us, Mr. Watson worked in technical sales for a number of firms focused on audio coding technology including Audio Processing Technology Ltd. and AlgoRhythmic Technology, Ltd. in Northern Ireland. He graduated from Ulster University in Northern Ireland with a degree in engineering and from Queens University in Belfast, Northern Ireland with a Masters in Electronics.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock (the "Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We have identified and described the business experience of each of our directors and executive officers who are subject to Section 16(a) of the Exchange Act elsewhere in this Proxy Statement.

        Based solely on our review of the copies of Section 16(a) reports received or written representations from certain Reporting Persons, with the exceptions noted below, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2012 have been complied with in a timely manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information with respect to the beneficial ownership of our Common Stock as of March 1, 2013 (or such other date as provided below), by:

  •
  each person, or group of affiliated persons, known by us to own beneficially 5% or more of our Common Stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares(2)	Percentage Ownership(2)
Five Percent Stockholders
Janus Capital Management, LLC and Janus Triton Fund(3)	3,729,807	20.43%
Brown Capital Management, LLC and The Brown Capital Management Small Company Fund(4)	2,929,627	16.04
Sarbit Advisory Services, Inc.(5)	1,827,290	10.01
Royce & Associates, LLC(6)	1,710,929	9.37
BlackRock, Inc.(7)	1,432,177	7.84
The Vanguard Group, Inc.(8)	1,048,004	5.74
Directors and Executive Officers
Jon E. Kirchner(9)	645,118	3.42
Thomas C.K. Yuen	545,938	2.99
Melvin L. Flanigan(10)	226,550	1.23
Brian D. Towne(11)	140,880	*
Blake A. Welcher(12)	135,842	*
Frederick L. Kitson(13)	53,956	*
V. Sue Molina(14)	50,229	*
Ronald N. Stone(15)	38,129	*
L. Gregory Ballard(16)	35,729	*
Joerg D. Agin(17)	29,229	*
Bradford D. Duea(18)	23,229	*
Craig S. Andrews(19)	22,229	*
All directors and executive officers as a group (14 persons)(20)	2,008,491	10.25%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Unless otherwise indicated, the address for each individual listed on this table is: c/o DTS, Inc., 5220 Las Virgenes Road, Calabasas, California 91302.

(2)
Beneficial ownership is based on information furnished by the individuals or entities. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 1, 2013 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other individual or entity. Percentage ownership for each stockholder is based on 18,259,522 shares of our Common Stock outstanding as of March 1, 2013, together with the applicable option(s) and unit(s) for that stockholder or group of stockholders.

(3)
Based upon a Schedule 13G/A filed February 14, 2013, containing information as of December 31, 2012. Janus Capital Management, LLC beneficially owned 2,513,998 shares, with sole voting power over 2,513,998 shares and sole dispositive power over 2,513,998 shares. Janus Triton Fund beneficially owned 1,215,809 shares, with sole voting power over 1,215,809 shares and sole dispositive power over 1,215,809 shares. The address for Janus Capital Management, LLC and Janus Triton Fund is 151 Detroit Street, Denver, Colorado, 80206.

(4)
Based upon a Schedule 13G/A filed February 14, 2013, containing information as of December 31, 2012. Brown Capital Management, Inc. beneficially owned 2,030,577 shares, with sole voting power over 1,121,214 shares and sole dispositive power over 2,030,577 shares. The Brown Capital Management Small Company Fund beneficially owned 899,050 shares, with sole voting power over 899,050 shares and sole dispositive power over 899,050 shares. The address for Brown Capital Management, Inc. and The Brown Capital Management Small Company Fund is 1201 N. Calvert Street, Baltimore, Maryland, 21202.

(5)
Based upon the Schedule 13G filed February 14, 2013, containing information as of December 31, 2012. Sarbit Advisory Services, Inc. beneficially owned 1,827,290 shares, with sole voting power over 1,827,290 shares and sole dispositive power over 1,827,290 shares. The address for Sarbit Advisory Services, Inc. is 100-1 Evergreen Place, Winnipeg, MB, R3L 0E9.

(6)
Based upon a Schedule 13G/A filed January 7, 2013 containing information as of December 31, 2012. Royce & Associates, LLC beneficially owned 1,710,929 shares, with sole voting power over 1,710,929 shares and sole dispositive power over 1,710,929 shares. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY, 10151.

(7)
Based upon a Schedule 13G/A filed February 8, 2013 containing information as of December 31, 2012. BlackRock, Inc. beneficially owned 1,432,177 shares, with sole voting power over 1,432,177 shares and sole dispositive power over 1,432,177 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY, 10022.

(8)
Based upon a Schedule 13G/A filed February 11, 2013, containing information as of December 31, 2012. The Vanguard Group, Inc. beneficially owned 1,048,004 shares, with sole voting power over 23,489 shares, sole dispositive power over 1,025,115 shares and shared dispositive power over 22,889 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA, 19355.

(9)
Includes 608,875 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(10)
Includes 203,787 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(11)
Includes 127,915 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(12)
Includes 124,959 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(13)
Includes 49,995 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(14)
Includes 37,729 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(15)
Includes 35,729 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(16)
Includes 26,729 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(17)
Includes 20,229 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(18)
Includes 18,229 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(19)
Includes 17,729 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

(20)
Includes 1,050 shares related to unvested restricted stock units and 1,330,090 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Executive Summary

        This CD&A is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation policies, practices, and decisions for 2012. It also provides information about the material components of our executive compensation program for our NEOs:

  •
  Jon E. Kirchner, our Chairman and Chief Executive Officer (our "CEO");

  •
  Melvin L. Flanigan, our Executive Vice President, Finance and Chief Financial Officer;

  •
  Brian D. Towne, our Executive Vice President and Chief Operating Officer;

  •
  Blake A. Welcher, our Executive Vice President, Legal and General Counsel, and Corporate Secretary; and

  •
  Frederick L. Kitson, our Executive Vice President and Chief Technology Officer.

        Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee of our Board of Directors (the "Committee") arrived at specific compensation policies and decisions for our executive officers, including the NEOs, during 2012.

Company Overview

        We are a leading provider of high-definition audio technologies that are incorporated into an array of consumer electronics devices by hundreds of licensee customers around the world. Our audio technologies, which enable the delivery and playback of clear compelling high-definition audio, are currently used in a wide variety of product applications. In addition, we provide technologies, products and services to motion picture studios, radio and television broadcasters, game developers and other content creators to facilitate the inclusion of DTS-encoded soundtracks in their content. We also provide a suite of audio processing technologies designed to enhance the entertainment experience for users of consumer electronics products, such as televisions, personal computers, game devices and mobile electronic devices.

        We operate in several highly-competitive industry sectors which are characterized by frequent and sweeping technological advances, rapidly-changing market requirements, shortening product life cycles, and well-financed market participants. Our ability to compete successfully in these sectors depends on our ability to develop, market, and license innovative products and services that are responsive to these evolving dynamics.

        Over the past several years, a series of highly-creative and disruptive technological advances have reshaped the production and distribution of entertainment content. Concurrently, the widespread growth in the number and types of devices for content playback has altered consumer use patterns. Sparked by the increased capacity of broadband and mobile networks, and the growing variety and capabilities of internet-connected devices, there has been a dramatic rise in online content consumption and away from DVDs and Blu-Ray discs.

        Our industry experienced a very transformative year in 2012, as major content developers made significant strides in consolidating their positions, distributors continued to invest in and convert to new and emerging technologies, and consumers increased their shift to online content consumption. As for the Company, we completed two significant acquisitions: SRS Labs, Inc., our largest acquisition to date, and Phorus Inc. These acquisitions, coupled with broad strategic execution, advanced a number of the Company's objectives set forth below.

  2012 Highlights

        This year was an exciting year of transformation for DTS. We acquired and successfully integrated two companies, and in the process created an organization with significantly enhanced capabilities, broader market footprint, best-in-class products and services and a technology roadmap that will change the way consumers experience entertainment. Specifically, we:

  •
  Reported revenue of $100.6 million, a 4% increase over revenue of $96.9 million in 2011

  •
  Made significant progress in the critical network connected market, with revenues in the fourth quarter of 2012 from this market increasing 86% year over year

  •
  Negotiated and completed the acquisition of SRS Labs, Inc., the Company's largest acquisition to date, and successfully completed a complex and global integration of SRS into DTS

  •
  Developed exciting new product and technology roadmaps, incorporating DTS, SRS and Phorus technologies; launched these roadmaps to very positive customer and industry reviews in the fall of 2012

  •
  Completed the acquisition of the assets of Phorus Inc., which strategically extends our technology base and business into the fast growing market for wireless audio speakers and accessories

  •
  Announced the availability of the first Android-optimized whole home wireless audio solutions connected by DTS Play-Fi wireless technology

  •
  Entered into, or expanded, key customer partnerships with a number of industry leaders including Qualcomm, the leading provider of semiconductors for the mobile market, Deluxe Digital Distribution, a premium content provider, castLabs, an innovative mobile video technologies and services company, Sony and Microsoft

  •
  Increased our penetration and position in the digital broadcasting market by receiving specification support in three worldwide broadcasting standards

  •
  Launched DTS 5.1 Producer—an encoding technology for multi-channel audio that delivers high-quality, immersive sound when creating digital content

  •
  Repurchased 809,000 shares of our common stock on the open market at an average purchase price of $17.97 per share

  •
  Closed the year with cash and investments of $77 million.

  •
  Exited 2012 stronger, more nimble and better positioned than ever before to fulfill our mission of making the world sound better.

        Notably, the rate of change in our industry continues at a rapid pace. For example, our acquisition of SRS Labs and the launch of the new technology developed by Phorus were not anticipated at the time we set annual plans for the year. As such, while presenting a significant opportunity to accelerate our business strategically, the successful negotiation, conclusion and integration of these acquisitions absorbed a considerable amount of our executive officers' time and attention over the course of the year.

        During 2012 we successfully achieved a number of strategic business objectives despite an environment characterized by substantial global economic uncertainty and widespread deterioration in many segments of the consumer electronics market. Due to market dynamics, our financial performance fell short of our original expectations coming into the year, and later caused us to revise our expectations further in response to a weak holiday season. Thus, while our short-term financial performance has been impacted by both accounting related to these acquisitions and weakness in the consumer electronics sector more broadly, we believe the SRS and Phorus acquisitions are fundamental to our long-term ability to drive accelerated growth in the large and expanding network connected area.

        Consistent with both our financial and stock price performance in 2012 and our pay-for-performance philosophy, 2013 target compensation levels for our NEOs have been significantly reduced from 2012 levels (on average, by 38%). For additional detail with respect to our CEO's compensation, see the section entitled 2012 Executive Compensation Highlights.

  2012 Executive Compensation Highlights

        The overall goal of our executive compensation program is to support our primary objective of building long-term shareholder value. Our approach to executive compensation remains to pay for results while also recognizing that strategic actions taken in the current year do not always translate immediately into financial outcomes. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay well when strategic and financial performance is outstanding and provide only modest compensation when overall performance is below expectations, as it was in 2012.

        In support of this overarching objective, the Compensation Committee took the following actions with respect to the compensation of the NEOs in 2012. As described in greater detail below, target compensation levels for 2012 were established in the first quarter of 2012. Specifically, the Committee:

  •
  Did not increase the base salary of our CEO and increased the base salaries of other NEOs for 2012, on average, by only 3.7% from their 2011 levels

  •
  Revised the goals applicable to the NEOs under our 2012 Incentive Compensation Plan to reflect the successful consummation and integration of the SRS Labs and Phorus acquisitions. The changes were intended to both recognize that the initial goals would no longer be relevant for the post combination entity and to capture the strategic importance of successfully integrating our businesses; because the SRS Labs transaction was not completed until July 2012 and would have a material impact on our results due to the accounting for the transaction, the Committee determined that in addition to adjusting the goals as noted above, that it would reduce the target payment for the NEOs to 80% of 2011 amounts and eliminate any upside potential from the bonus program for 2012

  •
  Approved equity awards of stock options and restricted stock units for the NEOs at levels that it believed responded to fairly significant upward movement in the competitive market, furthered our retention objectives, and rewarded the NEOs for their individual performance, past contributions to the Company's overall performance and expected future contributions

  •
  Emphasized stock options (approximately 70% of grant date value) to reinforce the importance of building long-term shareholder value and to ensure that a material portion of the NEOs' compensation would only be realized if our stock price improved from the date of these awards

  •
  Adopted a "clawback" policy that permits the Board to recover cash and equity incentive payments from C-level executives whose fraud or misconduct resulted in a significant restatement of financial results

  2013 Executive Compensation Updates

        In the first quarter of 2013, and consistent with our prior practice, the Committee assessed the performance of the Company and of each of the NEOs and determined cash incentive payments for the prior year and established the target cash and equity compensation arrangements for our NEOs for 2013. Specifically, the Committee made the following decisions:

  •
  Made no adjustments to cash compensation for our NEOs (other than to restore target bonus opportunities to prior amounts)

  •
  Awarded our NEOs bonus payments equal to 50% of their initial targeted amounts for 2012 to recognize a year of strong strategic execution in a very challenging environment

  •
  Awarded our NEOs equity awards in the form of 100% stock options to further emphasize shareholder alignment and at significantly reduced amounts; on average, the value of grants to our NEOs was reduced by 60% from 2012

  •
  As a result of these actions, target total compensation for our NEOs for 2013 was reduced, on average, by 38%.

  Key Considerations in Understanding our Approach

        In reviewing the Company's approach to executive compensation, the Committee feels that there are two principles that are critical to a complete understanding of the program. The first is the emphasis on pay for performance and the second is the timing of our executive compensation decisions.

        Pay for performance.    The executive compensation program emphasizes performance-based compensation and the amount of compensation actually realized by our executives varies significantly based on overall strategic and financial performance. Over the last two years, our CEO's "Realizable Pay" has averaged just 24% of the target level. As shown in the chart below, the Committee feels that these amounts are well aligned with the performance of the Company during this time period while also recognizing that the Company continues to face an extremely challenging operating environment.

        Timing of executive pay decisions.    The Committee establishes target cash compensation levels and grants annual equity awards in the first quarter of each year. As a result, these target pay level decisions reflect current market conditions for the business and for executive talent at the time the decisions are made. It follows that these target pay levels should not be compared to actual performance for that same year as this information is unknown at the time the decisions are made.

        Instead, and consistent with its desire to focus on long-term shareholder value creation, the Committee feels it is important to review pay decisions from an actual or "realizable" pay perspective as well as over the course of multiple years in order to avoid overreaction or misinterpretation. In setting 2013 target compensation, the Committee reflected on the Company's overall performance and determined to set 2013 target compensation for the CEO at a level that represented a reduction of approximately 47% from 2012, as shown below.

 CEO Pay For Performance

        Target Pay—includes annualized base salary, target cash bonus amount, other compensation paid and the "fair value" at grant of equity awards (i.e., Black Scholes for stock options).

        Realizable Pay—includes annualized salary, actual bonus paid, other compensation paid and the "in-the-money" value of all equity awards issued during 2011 and 2012 using the closing price of our common stock on December 31, 2012 of $16.70. Realizable Pay assumes equity awards are 100% vested upon grant, even though such awards only vest after three years, in the case of the MSUs granted in 2011, and 25% per year over four years, in the case of options and RSUs granted in 2011 and 2012.

        Stock Price—reflects change in the value of DTS common stock from 12/31/10 ($49.05) to 12/31/12 ($16.70). We have also shown the year-to-date change in our stock price from 12/31/12 ($16.70) to 3/11/13 ($20.48).

        To provide additional context for the illustration above, the table below outlines key details of each pay item that contributed to Target Pay and Realizable Pay for 2011 and 2012.

Item	Description	Update as of Dec. 31, 2012

Stock Options	2012 TARGET VALUE: $2,167,329

2011 TARGET VALUE: $1,011,739

To realize any value from this award, our stock price must appreciate from the closing price on the date of grant

Awards vest 25% per year over four years

2012 OPTIONS REALIZABLE VALUE: $0

2011 OPTIONS REALIZABLE VALUE: $0

The 204,300 options granted to our CEO in 2012 and 54,550 options granted to our CEO in 2011 had no realizable value as of 12/31/12 since the exercise price ($27.49 and $46.35, respectively) was above $16.70 (closing price of our common stock on 12/31/12)

Item	Description	Update as of Dec. 31, 2012

Restricted Stock Units (RSUs)	2012 TARGET VALUE: $917,891

2011 TARGET VALUE: $415,296

These awards are intended to provide a baseline level of retention and shareholder alignment and to support achievement of our CEO's stock ownership guideline

Value realized varies based on stock price

Awards vest 25% per year over four years

2012 RSUs REALIZABLE VALUE: $557,613

2011 RSUs REALIZABLE VALUE: $149,632

Each of the 33,390 RSUs granted in 2012 and each of the 8,960 RSUs granted in 2011 had a value of $16.70 as of 12/31/12 for a total value of $557,613 and $149,632, respectively

Market Stock Units (MSUs)	2012 TARGET VALUE: N/A

2011 TARGET VALUE: $1,859,900

2011 Award requires our TSR to exceed that of the NASDAQ Index by 60 percentage points over 3-years to earn the full award

Also requires DTS to deliver a minimum of the greater of a) 20% or b) 15% adjusted for inflation over the period

Earned awards vest at the end of three-years

2012 MSUs REALIZABLE VALUE: N/A

2011 MSUs REALIZABLE VALUE: $0

If the performance period were to have ended on 12/31/12, all 140,000 of the MSUs would be forfeited since TSR has been negative during the performance period

Other Comp	2012 TARGET VALUE: Not established

2011 TARGET VALUE: Not established

Consistent with our emphasis on "at risk" pay, we provide very limited executive perquisites and no supplemental retirement plans or pensions

2012 REALIZABLE VALUE: $12,066

2011 REALIZABLE VALUE: $40,200

We provided our CEO with an auto allowance, reimbursement for certain legal services and paid life insurance premiums on his behalf in 2012 and 2011

Target Bonus	2012 TARGET VALUE: $400,000

2011 TARGET VALUE: $500,000

Target value was reduced to 80% of the 2011 amounts when Plan was revised to reflect Phorus acquisition (and upside was eliminated)

Absent Committee discretion, no payment unless minimum financial goals are attained

Actual payment based on attainment of revenue and operating income and adjusted for key acquisition goals for 2012 and individual performance for 2011

2012 REALIZABLE VALUE: $250,000

2011 REALIZABLE VALUE: $0

Our CEO was awarded a bonus for 2012 of 62.5% of the targeted amount for 2012; payment was intended to reward a year of strong strategic execution and relative financial performance in a very challenging environment

Base Salary	2012 TARGET VALUE: $500,000 2011 TARGET VALUE: $500,000 Intended to compensate our executives for performing their day-to-day responsibilities and to ensure a baseline level of market competitiveness	2012 REALIZABLE VALUE: $500,000 2011 REALIZABLE VALUE: $500,000 Our CEO received no salary increase for 2012

        Although 2013 realizable pay can't be determined at this time, in the first quarter of 2013, the Committee determined the target compensation levels for the NEOs, including the CEO, for the current year. In connection with its review, the Committee elected to make no increases to cash compensation other than restoring target cash incentive opportunities to their 2011 levels. In addition, on February 14, 2013 the Committee approved annual equity grants to the NEOs in the form of stock options at significantly reduced levels to those provided in 2011 and 2012. As a result, 2013 target total compensation for our CEO was reduced by 47% and 2013 target total compensation was reduced, on average, by 36% for our other NEOs.

  2012 Corporate Governance Highlights

        We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. During 2012, the following policies and practices were in effect:

  •
  Independent Committee.  The Committee was comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns

  •
  Clawback policy.  We proactively implemented a clawback policy applicable to all "C-level" executive officers, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer

  •
  Stock ownership guidelines.  We maintain stock ownership guidelines for our CEO and non-employee directors

  •
  Double-trigger agreements.  All change-in-control payments and benefits are based on a "double-trigger" arrangement (that is, they require both a change-in-control of the Company and a qualifying termination of employment before an executive officer is eligible to receive any such payments and benefits)

  •
  No gross-ups.  Executive officers are not eligible to receive any tax reimbursement payments or "gross-ups" in connection with any severance or change-in-control payments or benefits

  •
  Broad-based programs.  Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees; we do not currently offer pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers

  •
  Limited perquisites.  We did not provide any significant perquisites to our executive officers other than a car allowance we provide our CEO, and in one other circumstance, we reimbursed an NEO for certain expenses related to his family joining the NEO during an extended overseas assignment.

  •
  Independent consultant.  The Committee engaged its own independent compensation consultant to assist with its 2012 compensation reviews. This compensation consultant performed no consulting or other services for the Company

  •
  Annual review.  The Committee conducted its annual review and approval of the Company's compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that such risks are not reasonably likely to have a material adverse effect on the Company

  •
  Insider trading policy.  We do not permit hedging or pledging as collateral for a loan nor do we permit our executives or non-employee directors to engage in any derivatives trading with respect to our common stock

  •
  No stock option exchanges or repricing.  Our equity plan does not allow for stock option exchanges or the repricing of outstanding stock options without shareholder approval.

  Consideration of Advisory Vote to Approve Named Executive Officer Compensation

        At our 2012 Annual Meeting of Stockholders, we conducted a non-binding, advisory vote of our stockholders, the Say-on-Pay vote, to approve the compensation of the NEOs. At that meeting, approximately 72% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of the NEOs. It is important to note that at the time our 2012 Annual Meeting of Stockholders occurred, the Committee had already determined target cash compensation levels and granted annual awards of stock options and restricted stock units to our NEOs for the 2012 year. However, prior to our 2012 Annual Meeting, the Company did reach out to a number of the Company's largest investors to discuss its executive compensation program and to answer any questions or elicit any feedback the investors may have. Post the 2012 Annual Meeting, the Committee reviewed the results of the Say-on-Pay vote (even though, as an advisory vote, the results were not binding on us) and the feedback it had previously received and did not believe it was necessary to make any material changes to its approach to the compensation of our executive officers. However, in connection with its ongoing review of best practices, and to further enhance stockholder alignment and pay for performance, during 2012 the Committee did adopt a "clawback" policy that permits the Company under certain circumstances in connection with an accounting restatement to recover any incentive compensation paid to our C-Level executive officers in the event he or she engaged in fraud or intentional misconduct. In addition, in early 2013, the Committee elected to make no increases to target total cash compensation for the NEOs (other than to restore target bonus amounts to pre-reduction levels) and to award 2013 annual equity awards in the form of 100% stock options at significantly reduced levels.

        The Committee will continue to carefully consider the results of future Say-on-Pay votes and other feedback from our stockholders when setting our executive compensation policies and making compensation decisions.

Compensation Philosophy and Guiding Principles

        We have designed our executive compensation program to reward our executive officers, including the NEOs, at a level consistent with the overall strategic and financial performance of the Company and to provide remuneration sufficient to attract, retain and motivate them to exert their best efforts in the highly-competitive entertainment technology, consumer electronics and intellectual property licensing environment in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, short-term performance-based cash incentive opportunities and long-term incentive opportunities delivered in the form of equity compensation that is earned over a multi-year vesting period enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives and align the compensation of our executive officers with sustainable stockholder value.

        The Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various components of our executive compensation program, the Committee considers market and industry practices, as well as the tax efficiency of our compensation structure and its impact on our financial condition. While the Committee considers all of the factors in its deliberations, it places no formal weighting on any one factor.

Compensation-Setting Process

  Role of the Compensation Committee

        The Committee has overall responsibility for administering our executive compensation program. In fulfilling this responsibility, the Committee sets the target total direct compensation opportunities, as well as each individual compensation component, for our executive officers, including the NEOs.

        The Committee, based on the recommendation of our CEO (except with respect to his own compensation) and the other factors described herein, determines the compensation of our executive officers, including the NEOs. The Committee, with the input of our Lead Independent Director and the Committee Chair, determines the compensation of our CEO. As part of its deliberations, the Committee takes into account our annual and long-term financial and operational performance, our long-term strategic and operational initiatives, the past performance and expected future contributions of our executive officers, their individual expertise, skills and experience and competitive market data.

        Each year, the Committee conducts an annual assessment of the competitiveness of our executive compensation program, including each individual compensation component, with the assistance of its compensation consultant. The Committee monitors the overall mix of our executive officers' compensation by comparing each component to competitive market practices to ensure appropriate pay leverage is maintained in our overall compensation packages.

  Role of Executive Officers

        Our CEO makes recommendations to the Committee as to the base salaries, target annual cash incentive award opportunities and long-term incentive compensation of our executive officers, including the NEOs (except with respect to his own compensation). These recommendations are based on our CEO's evaluation of each executive officer's individual performance and a review of relevant market data.

        At the beginning of each year, our CEO reviews the performance of each of our executive officers, including the other NEOs. These performance reviews typically include an evaluation of the attainment of the individual goals and objectives established by the Committee in connection with the annual performance-based cash incentive compensation for the prior year, which are specific to each executive officer's area of responsibility, as well as consideration of leadership and management skill factors. In evaluating an executive officer's performance, leadership and management skill factors are weighted most heavily, which the Committee views these factors as critical components for these positions.

  Role of Compensation Consultant

        To assist it in fulfilling its responsibilities and duties, the Committee engaged Compensia, Inc., a national executive compensation consulting firm, as its independent compensation consultant for 2012. Compensia's engagement encompassed a range of executive compensation advisory services, including a review of our executive compensation philosophy and peer group, a competitive assessment of executive compensation levels among our peer group, a review of our Board of Directors compensation program and assistance with developing new stock plans.

        Compensia works at the direction of, and reports directly to, the Committee, who may replace the compensation consultant or hire additional advisors at any time. One or more representatives of Compensia attend Committee meetings, as requested. Compensia does not perform any services for the Company unless directed to do so by the Committee. Based on the consideration of the various factors as set forth in the rules of the SEC, the Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Committee has raised any conflict of interest.

  Competitive Positioning

        In early 2012, the Committee directed Compensia to review and provide an assessment of compensation levels for our executive officers and to provide position-specific, public company compensation data for the companies identified by Compensia and management and approved by the Committee as reasonable market comparators for competitive positioning purposes.

        These companies were selected because Compensia, management and the Committee believe they are representative of the type of companies with which we currently, and may in the future, compete with for executive talent. In selecting peer companies, we used a number of targeted criteria designed to reflect our unique business structure which results in relatively low levels of headcount and revenue when compared to our market capitalization and profitability. The selection criteria were as follows:

  •
  Industries: Media/Entertainment technology, Internet/Software, Semiconductor, Electronic Components and Communications Equipment

  •
  A public company with annual revenue of less than $500 million

  •
  Annual revenue per employee in excess of $200,000

  •
  A market capitalization between 0.5x and 2.0x DTS' at the time the group was developed (in late 2011)

  •
  A market capitalization per employee in excess of $1 million

  •
  Market capitalization as a multiple of revenue based on a ratio greater than 3.0x

  •
  A workforce of between 100 to 500 employees

        Given the limited number of directly-comparable companies to us from a business perspective, the criteria set forth above were expanded in some cases to include companies that the Committee considered to be close fits in terms of business focus, a competitor of the Company and/or a company with whom we might compete for our executive talent. As a result, some companies may not satisfy all of the selection criteria set forth above. For 2012, the Compensation Peer Group consisted of the following companies:

Acacia Research	Rambus	RealD
Dolby Laboratories	ROVI	Entropic Communications
Rubicon Technology	Interdigital	Limelight Networks
SRS Labs	LogMeIn	Sycamore Networks
MaxLinear	MediaMind Technologies	TiVo
MIPS Technologies	Universal Display	Volterra Semiconductor

        Once the Compensation Peer Group had been approved, Compensia used the compensation information reported in the public filings of these companies to conduct its analysis. Compensia compiled the compensation data from the Compensation Peer Group and prepared assessments referencing the compensation of each of our executive officers against this data. These assessments covered the following compensation components: base salary, target annual cash incentive, target total cash compensation, estimated grant date value of long-term incentives and total direct compensation.

        In determining the 2012 compensation recommendations for our executive officers, including the NEOs (other than our CEO), our CEO and the Chair of the Committee analyzed these assessments and used these analyses as a reference point in comparing the recommendations against the competitive market. As identified in the 2012 review through the Compensation Peer Group data, the data suggested a significant increase in the value of the long-term incentive awards in the competitive market. This market data was taken into account while reviewing our plan for competitive and retentive value. Our CEO, after discussion and consultation with the Chair of the Committee, then presented recommendations to the Committee based on the results of these deliberations and his evaluation of the performance of each executive officer. In setting compensation for our CEO, our Lead Independent Director and the Chair of the Committee analyzed the assessments and formed a recommendation based upon their evaluation of our CEO's performance. The Committee then reviewed the recommendations for our executive officers, including our CEO, as well as the assessments prepared by Compensia, to set compensation for 2012. As described earlier, these deliberations and decisions occurred during the first quarter of the year.

Executive Compensation Components

        Our executive compensation program is comprised of three primary components: base salary, annual performance-based cash incentives and long-term incentives in the form of equity awards. The Committee believes that equity awards focus the attention of our executive officers on our long-term performance, while base salary and annual performance-based cash incentives promote the achievement of short-term goals and objectives that further our long-term performance.

        The Committee refers to data from the Compensation Peer Group when determining the relative weighting of each of these components but does not formulaically assign the value of any element of compensation directly based on the competitive market data. In setting the target level and potential payments for each component, the Committee is mindful of the recommendations of the CEO (in the case of other executives) as well as the potential amount that may be paid or earned pursuant to each other component to ensure that each executive officer's target total direct compensation is reasonable and appropriate.

        In setting the target level for each component of incentive compensation, the Committee is also mindful of the degree of risk-taking that the component may promote. The Committee believes it is important to incentivize our executive officers to achieve annual corporate and individual goals and objectives, but also to balance the promotion of such short-term interests with incentives that promote the creation of sustainable long-term stockholder value. The Committee also believes that the relationship between short-term and long-term incentives in our executive officers' compensation packages, along with other measures, such as our CEO stock ownership guidelines and our compensation recovery or "clawback" policy, mitigate the potential for excessive risk-taking. The equity awards that we grant to our executive officers either contain a multi-year, time-based vesting requirement, or are subject to performance-based vesting requirements that may only be earned over a multi-year performance period. Further, the Committee typically grants equity awards to our executive officers on an annual basis, which incents them to continue to focus on our long-term interests.

  Base Salary

        We use base salaries to attract and retain qualified executive officers and to recognize and reward outstanding individual performance. In addition, we set the base salary levels of our executive officers to motivate their short-term performance and compensate them for services rendered. Typically, the Committee considers the following factors when setting initial base salaries and making adjustments to the existing base salaries of our executive officers:

  •
  the Company's past performance and expectations of future performance;

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  the individual role, scope of responsibilities, past performance and experience;

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  competitive data from the Compensation Peer Group with respect to comparative positions and responsibilities;

  •
  base salary history and internal equity concerns; and

  •
  the recommendations of our CEO.

        Typically, the Committee reviews the base salaries of our executive officers, including the NEOs, during the first fiscal quarter of each year, after prior year Company and individual performance is ascertained. In evaluating whether a year-over-year base salary adjustment is necessary or appropriate for a particular executive officer, our CEO presents his annual performance assessment of each executive officer together with data concerning the executive officer's current base salary level relative to the competitive market (based on the Compensation Peer Group) and makes a recommendation to the Committee as to whether an adjustment is necessary or appropriate and, if so, the recommended amount of the adjustment. The Committee generally gives significant weight to our CEO's recommendations as he is most familiar with each executive officer's performance, but the Committee may exercise its discretion with respect to any recommended adjustment. The Committee based its decisions on a subjective evaluation of the factors described above.

        During the first fiscal quarter, the Committee also reviews the performance of our CEO to determine whether an adjustment to his base salary is necessary or appropriate. Our Lead Independent Director works with the Chair of the Committee to form an assessment of our CEO's performance and presents to the Committee this assessment together with data concerning our CEO's current base salary level relative to the competitive market (based on the Compensation Peer Group). In addition, the Committee solicits input from each of the members of the Board of Directors with respect to our CEO's performance. The Committee's review includes an evaluation of our strategic execution and financial performance for the most recently-completed fiscal year, our CEO's performance against his individual goals and objectives established by the Committee in connection with the annual performance-based cash incentive compensation for the prior year (as described below) and consideration of his overall leadership and management skills as observed in this review process. In 2012, our CEO did not receive a salary increase.

        The base salaries of the NEOs for 2012, which were effective on April 1, 2012, were as follows:

Named Executive Officer	2011 Base Salary	2012 Base Salary	Percentage Adjustment	2013 Base Salary	Percentage Adjustment
Jon E. Kirchner	$500,000	$500,000	0.0%	$500,000	0.0%
Melvin L. Flanigan	$312,000	$320,000	2.6%	$320,000	0.0%
Brian D. Towne	$335,000	$350,000	4.5%	$350,000	0.0%
Blake A. Welcher	$318,000	$328,000	3.1%	$328,000	0.0%
Frederick L. Kitson	$330,000	$345,000	4.5%	$345,000	0.0%

        The actual base salaries paid to the NEOs during 2012 are set forth in the "2012 Summary Compensation Table" below.

        In the first quarter of 2013, the Committee reviewed base salaries of the NEOs in a process similar to the one described above and determined, based in part on company performance in 2012, to make no adjustments to the base salaries of the NEOs for 2013.

  Annual Performance-Based Cash Incentives

        Each year, our executive officers, including the NEOs, participate in an annual performance-based cash incentive compensation plan, which is established and administered by the Committee. The Committee believes that the target annual cash incentive awards potentially payable under these plans are an important part of maintaining the overall competitiveness of our executive compensation program and serve as an effective device to motivate our executive officers to achieve the financial, individual and strategic goals and objectives reflected in our annual operating plan, which are designed to further the creation of long-term stockholder value.

        At the beginning of 2012, the Committee established the parameters for the 2012 Incentive Compensation Plan in order to provide our executive officers with annual cash incentive award opportunities tied to the achievement of pre-established target levels for two corporate financial measures—revenue and operating income—and to pre-established individual performance objectives for each executive officer. As a result of the successful consummation of the SRS Labs transaction, during 2012, the Committee revised the goals applicable to the NEOs under the 2012 Incentive Compensation Plan. The changes were intended to both recognize that the initial goals would no longer be relevant for the post combination entity and to capture the strategic importance of successfully integrating our two businesses.

  Target Award Opportunities

        Under the 2012 Incentive Compensation Plan, the target annual cash incentive award opportunities were established as a percentage of each the executive officer's base salary as of fiscal year-end. The revised target and maximum award opportunities for the NEOs for 2012 were as follows:

Named Executive Officer	Revised Target Award (as a percentage of base salary)	Revised Maximum Award (as a percentage of base salary)*
Jon E. Kirchner	80%	100%
Melvin L. Flanigan	44%	55%
Brian D. Towne	52%	65%
Blake A. Welcher	52%	65%
Frederick L. Kitson	44%	55%

*
When the Committee revised the Incentive Compensation Plan to reflect the impact and importance of the SRS acquisition, the upside potential, ranging from 103.1% to 187.5%, was eliminated and the initial target award became the revised maximum award.

        The Committee set these award opportunities after considering assessments of individual performance and competitive data from the Compensation Peer Group with respect to comparative positions and responsibilities. The 2012 Target Awards were consistent with the 2011 Target Awards with the exception of for Mr. Towne (increased from 60% of salary) and Mr. Welcher (increased from 55% of salary). These adjustments were intended to reflect the individual performance, contribution, as well as market and internal equity considerations.

        The actual dollar amounts of these target and maximum award opportunities for each of the NEOs are set forth in the "2012 Grants of Plan-Based Awards Table" below.

        In early 2013, the Committee reviewed the current opportunities for the NEOs under the program and made no adjustments to the NEO's Target Award percentages for 2013.

  Award Payment Calculations

        Award payments under the 2012 Incentive Compensation Plan were to be determined based on our level of performance with respect to the following performance measures:

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  The successful completion of each of the SRS Labs integration-related measures established by the Committee. These measures involved specific quantitative and qualitative targets in the following categories: financial, product planning, technology planning, marketing, systems integration, business development and operations and human resources; and

  •
  The attainment of pre-established financial metrics. The target level for revenue was set at $115 million, and the target operating margin was set at 25%.

        Under the 2012 Incentive Compensation Plan, the Committee had discretion to make either a positive or negative adjustment to the tentative award amounts generated by the award payment calculations, in part based on the fact that the integration measures were considered highly strategic in nature and thus most critical to the Company's long-term success.

  2012 Award Payout Results

        In establishing the amounts of individual bonus awards for each NEO, the Committee exercised its discretion to determine individual bonus amounts, taking into consideration both the exceptional execution against the integration measures and the Company's financial performance relative to its targets. The Committee also considered a desire to reward a year of strong strategic execution in a very challenging environment and the need to balance the increasingly competitive marketplace for proven executive talent with the significant and expensive prospect of having to replace key executives. The Committee's determination, after consideration of the factors described above, among other things, was for each final 2012 bonus being equal to approximately 50% of each NEO's initial targeted bonus for the year.

  Long-Term Incentives

        Long-term incentives comprise an integral component of our executive compensation program, as the Committee recognizes that our executive officers have a significant impact on our success and, as a result, the creation of long-term stockholder value. To align their interests with those of our stockholders, we use equity awards, including stock options, restricted stock units and market stock units, to provide long-term incentive compensation opportunities to our executive officers, including the NEOs. The Committee also uses equity awards as a means of ensuring that our overall compensation packages are attractive relative to those companies with which we compete with for executive talent, including the companies in the Compensation Peer Group. Accordingly, the Committee believes equity awards are critical to our ability to attract, retain and motivate executive talent.

        Typically, the Committee grants equity awards at the same time it reviews the base salaries of our executive officers, including the NEOs, during the first fiscal quarter of each year, after prior year Company and individual performance is ascertained and it has had an opportunity to review the Company's audited annual financial statements. We believe that this approach facilitates the Committee's evaluation and determination of total compensation with respect to each executive officer.

        The Committee is also mindful of the potential dilution to stockholders of these equity awards, which was a factor in the Committee's decision to implement the use of restricted stock units. This decision has enabled us to provide long-term incentive compensation while using fewer shares of our common stock than if stock options alone were granted.

        Typically, our CEO, after discussion and consultation with the Chair of the Committee, presents recommendations to the Committee as to the specific number and type of equity awards to be granted to our executive officers, including the other NEOs, subject to each option and restricted stock unit, based on the same assessment of the executive officer's performance used in determining any base salary adjustments and payments under the annual performance-based Incentive Compensation Plan, the levels of their other compensation components, the dilutive effects of the proposed equity awards and data about the competitive market (based on the Compensation Peer Group). The Committee generally gives significant weight to our CEO's recommendations, as he is most familiar with each executive officer's performance. However, the Committee may exercise its discretion with respect to any recommended equity award.

        The Committee uses the same process to determine the specific number and type of equity awards granted to our CEO, except that the recommendation is made by the Chair of the Committee and our Lead Independent Director. Our CEO's performance is assessed by the Committee with input from the other members of the Board of Directors.

        From 2011 to 2012, as identified in the Compensation Peer Group data, there was a significant increase in long-term incentive competitive values. The 2012 equity awards increased year-over-year based upon the shift in the market values and in accordance with our strategy for our compensation packages to be retentive and competitive.

        The equity awards granted to the NEOs on February 15, 2012 were as follows:

Named Executive Officer	Number of Shares Subject to Stock Options (#)	Grant Date Fair Value of Stock Options ($)	Number of Shares Subject to Restricted Stock Unit Awards (#)	Grant Date Fair Value of Restricted Stock Unit Awards ($)	Total Grant Date Fair Value of all Equity Awards ($)
Jon E. Kirchner	203,400	$2,167,329	33,390	$917,891	$3,085,220
Melvin L. Flanigan	57,630	$614,067	9,460	$260,055	$874,122
Brian D. Towne	61,020	$650,199	10,020	$275,450	$925,649
Blake A. Welcher	60,680	$646,576	9,960	$273,800	$920,376
Frederick L. Kitson	61,020	$650,199	10,020	$275,450	$925,649

        The Committee grants options to purchase shares of our common stock with an exercise price that is equal to the fair market value of our common stock on the date of grant, which is the closing market price of our common stock as reported by The NASDAQ Global Select Market on the day the option is granted. Generally these options vest over four years in equal annual installments and expire 10 years from the date of grant. The restricted stock units also generally vest over a four-year period in equal annual installments.

        These vesting and exercise price requirements are intended to encourage executive officers to focus on long-term stockholder value creation and serve our long-term retention objectives. We chose to provide a larger percentage of our annual long-term incentive compensation awards in the form of stock options rather than restricted stock units because options only have value if the price of the underlying shares of common stock increases after the date of grant, versus restricted stock units, which can retain value even if our stock price decreases. Therefore, we believe that options provide a greater incentive to our executive officers to focus on long-term stockholder value creation.

        The equity awards granted to the NEOs during 2012 are set forth in the "2012 Summary Compensation Table" and the "2012 Grants of Plan-Based Awards Table" below.

        In February 2013, the Committee undertook a similar process as described above. Based upon a number of factors, including the financial performance of the company during 2012, the Committee determined to grant 2013 equity awards to the NEOs that were substantially lower than in 2012. Such grants were in the form of 100% stock options in the amounts shown in the table below. When compared to the value of the awards granted in the first quarter of 2012, the 2013 awards represented a significant reduction.

	2012 Annual Equity Award			2013 Annual Equity Award
Named Executive Officer	Option Value	RSU Value	Total Value	Option Value	RSU Value	Total Value	Total % Change
John E. Kirchner	$2,167,329	$917,891	$3,085,220	$1,114,950	$0	$1,114,950	(64)%
Melvin L. Flanigan	$614,076	$260,055	$874,131	$297,320	$0	$297,320	(66)%
Brian D. Towne	$650,199	$275,450	$925,649	$445,980	$0	$445,980	(52)%
Blake A. Welcher	$646,576	$273,800	$920,376	$297,320	$0	$297,320	(68)%
Frederick L. Kitson	$650,199	$275,450	$925,649	$445,980	$0	$445,980	(52)%

Other Compensation

  Employee Benefits

        We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We currently match contributions made to the plan by our employees, including our executive officers, up to 4% of an employee's base salary. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan. Other than our 401k plan, we do not maintain any other retirement plan for our NEO's.

        Our executive officers, including the NEOs, are eligible to participate in our broad-based employee stock purchase plan on the same basis as all of our full time employees.

        In addition, we provide other benefits to our executive officers, including the NEOs, on the same basis as these benefits are provided to all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.

  Perquisites and Other Personal Benefits

        While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, from time to time, the Committee has provided certain of the NEOs with perquisites in amounts that it believes to be reasonable. We believe that these benefits have been useful in attracting, motivating and retaining the executive talent for which we compete. We also believe that these benefits assist our executive officers in performing their duties and provide certain time efficiencies for our executive officers in appropriate circumstances.

        Pursuant to the terms of his employment contract, in 2012, our CEO received a car allowance of $1,000 per month.

        In connection with his two-month overseas assignment to our Asian office locations regarding licensing operations, we reimbursed Mr. Welcher for out-of-pocket expenses of approximately $29,917 related to certain airfare and lodging costs of having his wife and his children travel with him. These cash payments are reflected in the "All Other Compensation" column of the Summary Compensation Table below. The Company does not provide any other perquisites to executive officers, nor does the Company offer a deferred compensation plan

        In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of their duties, to make them more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Committee.

Employment Agreements

        Generally, we seek to secure the services of our executive officers through the use of written employment agreements. We do this to clarify the terms of their employment, to define the rights and obligations of the executive officer, and to set forth the circumstances under which they may become eligible to receive post-employment compensation and benefits and the amounts and obligations thereof. The Committee believes that these employment agreements provide us with reasonable contractual protections and that making post-employment compensation commitments to our executive officers leads to stronger retention than if such arrangements were not offered.

        We entered into new employment agreements with our CEO and each of the other NEOs in 2011. Each of these agreements provides for "at will" employment and sets forth the terms and conditions of employment of each NEO, including base salary, target annual bonus and standard employee benefit plan participation. These employment arrangements were each subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

        Each of these agreements was approved on our behalf by the Committee. These employment agreements have not been materially amended and are currently in effect. For a summary of the material terms and conditions of these employment agreements, see "Employment Agreements" below.

Post-Employment Compensation Arrangements

        The employment agreements of our NEOs provide for certain protection in the event of their termination of employment under specified circumstances, including following a change in control of the Company. We believe that these protections were necessary to induce these individuals to enter into these agreements and, thereby, forego other employment opportunities and to remain employed with us. We also believe that these protections serve our executive retention objectives by helping the NEOs to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of the Company. In addition, these protections are available only upon a NEO executing a general release of claims against us. The terms of these arrangements were determined by the Committee following an analysis of relevant market data for other companies with whom we compete for executive talent.

        In the event of a change in control of the Company, the NEOs are eligible to receive payments and benefits under their employment agreements only where the change-in-control is followed by an involuntary termination of employment (a "double-trigger" provision). The Committee structured these arrangements in this fashion because it believed that our executive officers should not be entitled to such payments or benefits absent other factors, such as an involuntary termination of employment.

        For a summary of the material terms and conditions of our post-employment compensation arrangements, see "Potential Payments upon Termination or Change of Control" below.

Other Compensation-Related Policies

  Stock Ownership Guidelines

        In 2011, we established stock ownership guidelines for our CEO to better align his interests with those of our stockholders. These guidelines require our CEO, within five years from the adoption of the guidelines, to acquire and hold, in aggregate, shares of our common stock, restricted stock awards and restricted stock units (provided that the vesting restrictions on such awards or units will lapse within one year from the date of measurement) and stock options (to the extent vested and in-the-money and exercisable within 60 days from the date of measurement) with a value equal to at least three times his annual base salary. While we have not adopted stock ownership guidelines for our other executive officers, the Committee considers each such executive officer's stock ownership level in making decisions about annual and other equity awards for these individuals. With respect to its 2012 compensation decisions, the Committee considered the level of equity awards that it had granted to our executive officers in the past combined with the equity awards it determined to grant in 2012 to be sufficient to align their interests with those of our stockholders.

        In addition to our CEO, our non-employee directors are subject to similar stock ownership guidelines, requiring them to, within five years of the later of adoption of the guidelines or joining the board, own, in aggregate, shares of our common stock, restricted stock awards, restricted stock units and stock options with a value equal to three times the annual cash retainer payable to non-employee directors as such.

  Clawback Policy

        During 2012 the Committee adopted a "clawback" policy that permits the Company to, in certain circumstances, recover incentive compensation, including bonuses, incentive arrangements or equity awards, paid or awarded to our C-Level Executives ("Incentive Compensation"). Such Incentive Compensation may be recouped by the Company if there is an accounting restatement caused by any such officer's fraud or intentional misconduct. The amount that may be recouped is the difference between (i) the amount of any such Incentive Compensation actually paid or awarded to, and value of any such Incentive Compensation realized by, such officer during the prior three-year period, and (ii) the amount of any such Incentive Compensation that would have been paid or awarded to, and value of any Incentive Compensation that would have been realized by, such officer during such three-year period based on the financial results under the restated financials, as determined in the reasonable discretion of the Board.

  Derivatives Trading and Hedging Policy

        Our insider trading policy prohibits the pledging, trading of derivatives or the hedging of our equity securities by our employees, including our executive officers, and directors. Specifically, they may not, at any time:

  •
  trade in any puts, calls, covered calls or other derivative products involving company securities;

  •
  engage in any hedging or monetization transactions in a way that mitigates the full risk or rewards of ownership of the Company's securities; or

  •
  hold company securities in a margin account or pledge company securities as collateral for a loan.

Tax and Accounting Consideration

  Deduction Limitation

        In making compensation decisions for our executive officers, the Committee considers the extent to which their compensation will be deductible by the Company for income tax purposes, in particular under Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) provides that the Company may not deduct compensation paid to its principal executive officer and its three next most highly-compensated executive officers (other than its principal financial officer) in excess of $1 million during any taxable year unless the compensation qualifies for an exemption from such limitation, such as "performance-based" compensation.

        Since the Committee reserves the ability to use subjective factors in determining the amount of compensation payable to our executive officers, some compensation components have not, and, in the future, may not, qualify as "performance-based" compensation for purposes of Section 162(m). For example, to date the annual cash bonuses that have been paid to our executive officers have not qualified as "performance-based" compensation. Further, the restricted stock awards that have been granted to our executive officers have not been qualified as "performance-based" compensation. The

Committee believes that, to date, the stock options that have been granted to our executive officers qualify as "performance-based" compensation. Consequently, any compensation income realized by an executive officer subject to Section 162(m) in connection with an exercise of such options should be fully deductible by the Company.

        The Committee believes that it is important to retain the flexibility in administering our executive compensation program to provide compensation to our executive officers that may not be fully deductible for income tax purposes. Although the Committee considers tax deductibility as one of the factors in determining the compensation of our executive officers, it does not necessarily limit compensation to those levels or types of compensation that will be deductible. The Committee will consider alternative forms of compensation consistent with our executive compensation philosophy and objectives which may preserve deductibility when it considers such objectives to be in the best interests of the Company and our stockholders.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change-in-control of the Company that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any of the NEOs, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 during 2012, and we have not agreed and are not otherwise obligated to provide any executive officer with such a "gross-up" or other reimbursement.

  Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements

        Generally, the Company seeks to secure the services of its executive officers with employment contracts. The Company does this to clarify the terms of employment, to define the obligations of the executive and to set forth the circumstances under which he or she may become entitled to severance payments and the amounts and obligations thereof. The Committee believes that the employment agreements provide the Company with reasonable contractual protections and that making severance commitments to the Company's executives leads to stronger retention than if such benefits were not offered. The Company entered into new employment agreements with its named executive officers in 2011. Collectively, these agreements are referred to as the "employment agreements." The employment agreements have not been materially amended and are currently in effect.

        The employment agreements provide the Company a balance of contractual protections in exchange for severance for the executives in the case of termination without "Cause" and resignation for "Good Reason", each as defined below. The employment agreements do not contain a single trigger provision that would generally allow the executive officers to terminate their employment because of a change of control of the Company, nor do they entitle the executive officers to benefits under their employment agreements, solely as a result of change of control of the Company, as if they were terminated without Cause. The Committee structured the employment agreements in this fashion because it believes the executives should not be entitled to such benefits absent other factors, such as a termination without Cause or resignation for Good Reason.

        Under the Company's 2012 Plan, options, stock appreciation rights ("SARs") and stock awards and stock units will immediately vest, or the repurchase rights applicable to an award will terminate, in the event that they are not assumed, substituted for, or otherwise continued in connection with a change in control. For this purpose, a change in control is defined by the 2012 Plan to include a sale of shares, a merger, an asset sale, or similar transactions following which the stockholders of the Company do not retain immediately after the transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors.

        A "Change of Control", as used in each named executive officer's employment agreement, is defined as any one of the following occurrences: (i) any person or entity, including a "group" as contemplated in SEC rules, acquires securities holding 30% or more of the total combined voting power or value of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, or (iii) as a result of or in connection with a contested election of the Company's Board of Directors, the persons who were directors immediately before the election cease to constitute a majority of the members of the Board of Directors.

  Chief Executive Officer Employment Agreement

        The employment agreement with Jon E. Kirchner, the Company's Chief Executive Officer, has an initial term of four years, with one-year renewals thereafter, until the agreement is terminated in accordance with its terms. Mr. Kirchner's annual salary in 2012 was $500,000 and the cost of Mr. Kirchner's benefits was approximately $1,947 per month.

        Under Mr. Kirchner's employment agreement, if his employment is terminated without "Cause" or if he resigns for "Good Reason", he will be entitled to a severance package that shall include (a) a lump sum severance payment equal to 24 months of his base salary then in effect, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 24 months, provided that he remains eligible for those benefits under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting) and an extension of the exercise period of his stock option or stock appreciation right grants until the earlier of (i) five years from the date of termination or (ii) the remaining life of the equity grants, and (d) 18 months of outplacement services. The severance package is contingent upon, among other things, Mr. Kirchner's release of claims against the Company.

        Mr. Kirchner's employment agreement includes a "double trigger" change in control severance provision, whereby if he is terminated without Cause or resigns for Good Reason within a period that is three months prior to, or 24 months following, a Change of Control of the Company (as defined in his employment agreement), then, in lieu of the severance package described above, he shall be entitled to receive a "CiC Severance Package" that includes (a) a lump sum severance payment equal to two times the sum of (i) his then current base salary plus (ii) the greater of (x) his most recently received annual bonus or (y) the average of his annual bonus of the prior three years immediately preceding the termination date, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 24 months, provided that he remains eligible for those benefits under COBRA and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting, except to the extent such acceleration is specifically provided for pursuant to the grant documents) and an extension of the exercise period of his stock options or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) 24 months of outplacement services. The CiC Severance Package is conditioned upon, among other things, Mr. Kirchner's release of claims against the Company and, to the extent he sells all of his ownership interest in the Company as part of the Change of Control transaction, that he will not compete or solicit Company customers for a period of two years following the change of control.

        Under Mr. Kirchner's employment agreement, a termination for "Cause" occurs only in the case of (a) gross negligence, recklessness or willful misconduct on the part of Mr. Kirchner relating to the business of the Company, (b) acts of Mr. Kirchner that are materially adverse to the Company's interests, (c) material breach by him of the employment agreement, (d) breach by him of the Company's Proprietary Information and Inventions Agreement, (e) Mr. Kirchner's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts his ability to effectively perform his duties, or (f) his willful neglect of duties or his inability to perform the essential functions of the position, with or without reasonable accommodation, due to a mental or physical disability or death.

        Under Mr. Kirchner's employment agreement "Good Reason" means the occurrence of any of the following events or conditions, without his consent: (a) a material reduction in his duties, authority or responsibilities, (b) a material reduction in his annual base salary or annual bonus or incentive compensation opportunity as in effect as of the date hereof or as the same may be increased from time to time, (c) a material diminution in the authority, duties or responsibilities of the supervisor to whom he is required to report, including a requirement that Mr. Kirchner report to a corporate officer or employee instead of directly to the Company's Board of Directors, (d) a material diminution in the budget over which Mr. Kirchner retains authority, (e) the relocation of his principal place of employment to a location more than 30 miles from his principal place of employment immediately prior to his termination or the Company's requirement that he be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations, (f) any action or inaction that constitutes a material breach by the Company of the employment agreement or any other agreement between the Company and Mr. Kirchner, or any material breach by the Company of a policy relating to the benefits to which he is entitled, or (g) any material reduction in the value of any of the benefits provided to Mr. Kirchner as of the date of his 2011 employment agreement or as increased from time to time.

  Employment Agreements for Other Named Executive Officers

        The employment agreements with each of our named executive officers other than our CEO are substantially similar to that of our CEO, except as noted below. Each has an initial term of three years, with one-year renewals thereafter, until the agreement is terminated in accordance with its terms. Annual salaries for 2012 are as noted above and in the Summary Compensation Table below. The cost of benefits for each such officer in 2012 was between $1,381 and $1,949 per month.

        Under each of the employment agreements, if employment is terminated without Cause or if the executive resigns for Good Reason, he will be entitled to a severance package that shall include (a) a lump sum severance payment equal to 12 months of his base salary then in effect, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 12 months, provided that he remains eligible for those benefits under COBRA and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding stock options and any restricted stock units or awards granted prior to 2011 (excluding any awards with performance based vesting) and an extension of the exercise period of his stock option or stock appreciation right grants until the earlier of (i) five years from the date of termination or (ii) the remaining life of the equity grants, and (d) 12 months of outplacement services. The severance package is contingent upon, among other things, the executive's release of claims against the Company.

        Each of the employment agreements include a "double trigger" charge in control severance provision, whereby the executive officer is terminated without Cause or resigns for Good Reason within a period that is three months prior to, or 24 months following, a Change of Control of the Company (as defined in his employment agreement), then, in lieu of the severance package described above, he shall be entitled to receive a "CiC Severance Package" that includes (a) a lump sum severance payment equal to one and a half (1.5) times the sum of (i) his then current base salary plus (ii) the greater of (x) his most recently received annual bonus or (y) the average of his annual bonus of the prior three years immediately preceding the termination date, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 18 months, provided that he remains eligible for those benefits under COBRA and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting, except to the extent such acceleration is specifically provided for pursuant to the grant documents) and an extension of the exercise period of his stock options or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) 18 months of outplacement services. The CiC Severance Package is conditioned upon, among other things, the executive's release of claims against the Company and, to the extent he sells all of his ownership interest in the Company as part of the Change of Control transaction, that he will not compete or solicit Company customers for a period of 12 months following the change of control.

        Under the employment agreements, the definition of "Cause" is substantially similar to that included in the employment agreement of our CEO, and "Good Reason" means the occurrence of any of the following events or conditions, without the executive's consent: (a) a material reduction in his duties, authority or responsibilities, (b) a requirement, following a Change of Control, that the executive report to someone other than the person principally responsible for the performance of the Company's business, (c) a material nonvoluntary reduction in the executive's annual base salary or bonus as in effect on the date of the employment agreement, other than a reduction of not more than 15% that generally applies to all officers of the Company, (d) the relocation of the executive's principal place of employment to a location more than 30 miles from his principal place of employment immediately prior to his termination or the Company's requirement that he be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations, (e) any action or inaction that constitutes a material breach by the Company of the employment agreement or any other agreement between the Company and the executive, or any material breach by the Company of a policy relating to the benefits to which the executive is entitled, or (f) any material reduction in the value of any of the benefits provided to the executive as of the date of his 2011 employment agreement or as increased from time to time.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee (the "Committee") of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on the Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

        The foregoing report is provided by the following directors, who constitute the Committee:

COMPENSATION COMMITTEE
Craig S. Andrews, Chair Brad D. Duea Ronald N. Stone

        The preceding "Compensation Committee Report" shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Summary Compensation Table

        The following table sets forth information concerning compensation for services to us during fiscal 2012, 2011 and 2010 by the persons serving as our chief executive officer (principal executive officer), our chief financial officer (principal financial officer), and our three next most highly compensated executive officers as of December 31, 2012. The persons listed below are collectively referred to as the "named executive officers."

2012 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Jon E. Kirchner(5)	2012	500,000	250,000	917,891	2,167,329	—	—	12,066	3,847,286
Chairman and Chief	2011	490,192	—	2,275,196	1,011,739	—	—	40,200	3,817,327
Executive Officer	2010	454,210	—	393,900	906,406	594,750	—	14,773	2,364,039
Melvin L. Flanigan	2012	317,846	88,000	260,055	614,076	—	—	66	1,280,043
Executive Vice	2011	307,269	—	732,860	361,296	—	—	610	1,402,035
President, Finance and	2010	287,692	—	157,560	341,235	160,345	—	86	946,918
Chief Financial Officer
Brian D. Towne(6)	2012	345,962	113,750	275,450	650,199	—	—	66	1,385,427
Executive Vice	2011	332,692	—	1,095,883	404,696	—	—	80	1,833,351
President and Chief	2010	307,077	—	210,080	426,544	200,000	—	86	1,143,787
Operating Officer
Blake A. Welcher	2012	325,308	106,600	273,800	646,576	—	—	29,983	1,382,267
Executive Vice	2011	308,308	—	747,692	397,462	—	—	610	1,454,072
President, Legal and	2010	272,308	—	157,560	341,235	180,000	—	86	951,189
General Counsel
Frederick L. Kitson(7)	2012	340,962	94,875	275,450	650,199	—	—	66	1,361,552
Executive Vice	2011	327,693	—	812,570	361,296	—	—	66,480	1,568,039
President and Chief	2010	265,846	—	432,000	649,725	176,000	—	46,675	1,570,246
Technology Officer

(1)
The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted by us in 2012, 2011 and 2010, as applicable, determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). All stock awards to the named executive officers have been in the form of restricted stock awards or units granted under the 2003 Plan on February 15, 2012, February 16, 2011, February 27, 2011, and February 18, 2010 (February 26, 2010 for Mr. Kitson). Except for the market stock unit ("MSU") awards granted on February 27, 2011, the grant date fair values of these shares are based on the fair value of our common stock on the date of grant, which is determined as the closing market price per share of our common stock on the date of grant. The closing prices of our common stock on February 15, 2012, February 16, 2011, and February 18, 2010 (February 26, 2010 for Mr. Kitson) were $27.49, $46.35, and $26.26 ($32.00 for Mr. Kitson) per share, respectively. The grant date fair value for the MSU awards was measured using the Monte Carlo simulation model. Additional information regarding these stock awards is set forth in the "Grants of Plan-Based Awards," "Outstanding Equity Awards at Fiscal Year End" and "Option Exercises and Stock Vested" tables.

(2)
The amounts in column (f) reflect the aggregate grant date fair value of option awards granted by us in 2012, 2011, and 2010, as applicable, determined in accordance with GAAP. The actual value of the options to the executive, if any, will depend on the excess of our stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (f). Additional information regarding these options is set forth in the "Grants of Plan-Based Awards," "Outstanding Equity Awards at Fiscal Year End" and "Option Exercises and Stock Vested" tables. For additional information, refer to Note 13, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013.

(3)
The amounts in column (g) reflect the cash awards earned under our Annual Cash Incentive Compensation Plan, which is discussed under the heading "Annual Performance-Based Cash Incentives" of our Compensation Discussion and Analysis above.

(4)
The amounts shown in column (i) represent, for each named executive officer, the premiums paid by us for a life insurance policy for the benefit of the officers. In addition, Mr. Kirchner received a $12,000 annual automobile allowance in 2012, 2011, and 2010, and he was reimbursed $27,590 for legal services associated with his employment agreement in 2011. Mr. Welcher was reimbursed $29,917 for out-of-pocket expenses related to the airfare, ground transportation, and boarding costs for his wife and two children to accompany him on his approximately five (5) weeks overseas assignment. Mr. Kitson was reimbursed $66,400 and $46,604 for relocation expenses in 2011 and 2010, respectively.

(5)
In February 2010, our board of directors appointed Mr. Kirchner Chairman and Chief Executive Officer.

(6)
In June 2010, our board of directors appointed Mr. Towne Executive Vice President and Chief Operating Officer.

(7)
Mr. Kitson began employment with us as our Executive Vice President and Chief Technology Officer on February 26, 2010.

Plan-Based Awards Granted in Last Fiscal Year

        The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2012.

2012 GRANTS OF PLAN-BASED AWARDS TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jon E. Kirchner	N/A	$400,000	$400,000	$500,000	—	—	—	—	—	—	—
	02/15/2012	—	—	—	—	—	—	33,390		—	$917,891
	02/15/2012	—	—	—	—	—	—		203,400	$27.49	$2,167,329
Melvin L. Flanigan	N/A	$140,800	$140,800	$176,000	—	—	—	—	—	—	—
	02/15/2012	—	—	—	—	—	—	9,460	—	—	$260,055
	02/15/2012	—	—	—	—	—	—	—	57,630	$27.49	$614,076
Brian D. Towne	N/A	$182,000	$182,000	$227,500	—	—	—	—	—	—	—
	02/15/2012	—	—	—	—	—	—	10,020	—	—	$275,450
	02/15/2012	—	—	—	—	—	—	—	61,020	$27.49	$650,199
Blake A. Welcher	N/A	$170,560	$170,560	$213,200	—	—	—	—	—	—	—
	02/15/2012	—	—	—	—	—	—	9,960	—	—	$273,800
	02/15/2012	—	—	—	—	—	—	—	60,680	$27.49	$646,576
Frederick L. Kitson	N/A	$151,800	$151,800	$189,750	—	—	—	—	—	—	—
	02/15/2012	—	—	—	—	—	—	10,020	—	—	$275,450
	02/15/2012	—	—	—	—	—	—	—	61,020	$27.49	$650,199

(1)
Amounts in columns (c), (d) and (e) represent the potential threshold, target and maximum payouts under our Revised 2012 Annual Cash Incentive Compensation Plan. The amounts in columns (c), (d) and (e) are calculated as discussed in our Compensation Discussion and Analysis based on the base salary in effect for each officer at December 31, 2012. Additional information regarding this plan is set forth under "Annual Performance-Based Cash Incentives" in our Compensation Discussion and Analysis above.

(2)
Amounts in column (l) represent the aggregate grant date fair values of the equity awards set forth in columns (g), (i) and (j) determined in accordance with GAAP. All equity awards were granted under the 2003 Plan. The aggregate grant date fair value for the restricted stock units is based on the grant date fair value of the underlying shares, which is $27.49 per share, the closing price of our common stock on the grant date. The aggregate grant date fair value for the stock options is based on the Black-Scholes option valuation method. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (l). For additional information, refer to Note 13, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year-end, December 31, 2012.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jon E. Kirchner	—		203,400	(3)	—	$27.49	2/15/2022	33,390	(13)	$557,613	70,000	—
	13,637	(4)	40,913	(4)	—	$46.35	02/16/2021	6,720	(14)	$112,224	—	—
	42,500	(5)	42,500	(5)	—	$26.26	02/18/2020	7,500	(16)	$125,250	—	—
	112,500	(7)	37,500	(7)	—	$15.71	02/18/2019	6,250	(17)	$104,375	—	—
	100,000	(8)	—		—	$22.45	02/20/2018	—		—	—	—
	67,000	(10)	—		—	$18.32	02/23/2016	—		—	—	—
	100,000	(11)	—		—	$16.55	05/19/2015	—		—	—	—
	50,000	(12)	—		—	$23.55	01/06/2014	—		—	—	—
Melvin L. Flanigan	—		57,630	(3)	—	$27.49	2/15/2022	9,460	(13)	$157,982	22,000	—
	4,870	(4)	14,610	(4)	—	$46.35	02/16/2021	2,400	(14)	$40,080	—	—
	16,000	(5)	16,000	(5)	—	$26.26	02/18/2020	3,000	(16)	$50,100	—	—
	26,730	(7)	8,910	(7)	—	$15.71	02/18/2019	1,530	(17)	$25,551	—	—
	24,000	(8)	—		—	$22.45	02/20/2018	—		—	—	—
	16,000	(9)	—		—	$23.99	03/06/2017	—		—	—	—
	20,000	(10)	—		—	$18.32	02/23/2016	—		—	—	—
	30,000	(11)	—		—	$16.55	05/19/2015	—		—	—	—
	30,000	(12)	—		—	$23.55	01/06/2014	—		—	—	—
Brian D. Towne	—		61,020	(3)	—	$27.49	02/15/2022	10,020	(13)	$167,334	35,000	—
	5,455	(4)	16,365	(4)	—	$46.35	02/16/2021	2,685	(14)	$44,840	—	—
	20,000	(5)	20,000	(5)	—	$26.26	02/18/2020	4,000	(16)	$66,800	—	—
	22,500	(7)	11,250	(7)	—	$15.71	02/18/2019	1,530	(17)	$25,551	—	—
	30,000	(8)	—		—	$22.45	02/20/2018	—		—	—	—
	8,000	(9)	—		—	$23.99	03/06/2017	—		—	—	—
Blake A. Welcher	—		60,680	(3)	—	$27.49	02/15/2022	9,960	(13)	$166,332	22,000	—
	5,357	(4)	16,073	(4)	—	$46.35	02/16/2021	2,640	(14)	$44,088	—	—
	16,000	(5)	16,000	(5)	—	$26.26	02/18/2020	3,000	(16)	$50,100	—	—
	26,730	(7)	8,910	(7)	—	$15.71	02/18/2019	1,530	(17)	$25,551	—	—
	20,000	(8)	—		—	$22.45	02/20/2018	—		—	—	—
	16,000	(9)	—		—	$23.99	03/06/2017	—		—	—	—
	3,434	(12)	—		—	$23.55	01/06/2014	—		—	—	—
Frederick L. Kitson	—		61,020	(3)	—	$27.49	02/15/2022	10,020	(13)	$167,334	25,000	—
	4,870	(4)	14,610	(4)	—	$46.35	02/16/2021	2,400	(14)	$40,080	—	—
	12,500	(6)	25,000	(6)	—	$32.00	02/26/2020	6,750	(15)	$112,725	—	—

(1)
Reflects the value as calculated based on the closing price of our common stock on December 31, 2012 of $16.70 per share.

(2)
On February 27, 2011, the Compensation Committee of the Board of Directors of the Company approved MSU agreements for the grant of certain performance-based equity awards under the Company's 2003 Stock Plan. For additional information, refer to Footnote 13, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013. Given the performance criteria required for payout, these MSUs have a market value of zero at December 31, 2012.

(3)
The option was granted on February 15, 2012 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(4)
The option was granted on February 16, 2011 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(5)
The option was granted on February 18, 2010 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(6)
The option was granted on February 26, 2010 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(7)
The option was granted on February 18, 2009 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(8)
The option was granted on February 20, 2008 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(9)
The option was granted on March 6, 2007 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(10)
The option was granted on February 23, 2006 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(11)
The option was granted on May 19, 2005 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(12)
The option was vested and exercisable in full as of November 17, 2005.

(13)
The vesting schedule of the stock award pursuant to which these units were issued is 25% per year on each of the first four anniversaries of February 15, 2012. One-fourth of these units vested on February 15, 2013, and the remaining three-fourths will vest in equal installments on February 15, 2014, February 15, 2015 and February 15, 2016.

(14)
The vesting schedule of the stock award pursuant to which these units were issued is 25% per year on each of the first four anniversaries of February 15, 2011. One-third of these shares vested on February 15, 2013, and the remaining two-thirds will vest in equal installments on February 15, 2014 and February 15, 2015.

(15)
The vesting schedule of the stock award pursuant to which these units were issued is 25% per year on each of the first four anniversaries of February 26, 2010. One-half of these shares vested on February 26, 2013, and the remaining shares will vest on February 26, 2014.

(16)
The vesting schedule of the stock award pursuant to which these units were issued is 25% per year on each of the first four anniversaries of February 15, 2010. One-half of these shares vested on February 15, 2013, and the remaining shares will vest on February 15, 2014.

(17)
The vesting schedule of the stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of February 15, 2009. All of these shares vested on February 15, 2013.

Option Exercises and Stock Vested

        The following table summarizes the option exercises and restricted stock awards and units that vested during the fiscal year ended, December 31, 2012.

2012 OPTION EXERCISES AND STOCK VESTED TABLE

(a)	(b)		(c)	(d)	(e)
	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jon E. Kirchner	20,361	(2)	$501,929	18,490	$508,290
Melvin L. Flanigan	15,000	(3)	406,200	5,330	$146,522
Brian D. Towne	—		—	5,925	$162,878
Blake A. Welcher	—		—	5,160	$141,848
Frederick L. Kitson	—		—	4,175	$119,665

(1)
Except as noted in footnotes (2) and (3) of this table, all of the shares reported in column (b) were sold upon exercise of the options, and the value realized reported in this column (c) is based upon the price at which the shares acquired upon exercise were sold net of the exercise price for acquiring such shares.

(2)
Shares exercised and held amounted to 10,361, and the value realized reported in column (c) is based upon the closing price of DTS, Inc. common stock on the date of exercise net of the exercise price for acquiring such shares.

(3)
All shares were exercised and held, and the value realized reported in column (c) is based upon the closing price of DTS, Inc. common stock on the date exercise net of the exercise price for acquiring such shares.

Payments upon Termination or Change in Control

        The following table describes the potential payments and benefits upon termination of our Named Executive Officers' employment for other than good cause, death or disability and as a result of constructive termination before or after a change in control of DTS, as if each officer's employment terminated as of December 31, 2012. For purposes of valuing the severance and vacation payout payments in the table below, we used each officer's base salary rate in effect on December 31, 2012, and the number of accrued but unused vacation days on December 31, 2012. For purposes of valuing the stock awards and units, we used the closing stock price on December 31, 2012, which was $16.70, multiplied by the number of unvested stock awards and units. For purposes of valuing the option awards, we used the closing stock price on December 31, 2012 less the exercise price per option multiplied by the number of unvested options. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event were to occur on any other date, when our stock price was different, or if any other assumption used to estimate potential payments and benefits differed from those used herein. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented in the table below. Additionally, pursuant to the terms of our 2012 Equity Incentive Plan, in the event of a Change in Control, any award which is not assumed, substituted for or otherwise continued by the Acquirer shall vest in full effective and contingent upon the consummation of the Change in Control. Any award or portion thereof which is not assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

Name	Termination Scenario(1)	Total ($)	Severance ($)		Bonus ($)	Vacation Payout ($)	Health & Welfare Benefits ($)		Stock Awards ($)	Stock Options ($)
Jon E. Kirchner	For Cause	38,462	—		—	38,462	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	2,021,781	1,000,000	(2)	—	38,462	46,732	(4)	899,462	37,125
	Change in Control	2,303,364	1,281,583	(3)	—	38,462	46,732	(4)	899,462	37,125
Melvin L. Flanigan	For Cause	24,615	—		—	24,615	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	650,543	320,000	(5)	—	24,615	23,394	(7)	273,713	8,821
	Change in Control	910,239	568,000	(6)	—	24,615	35,090	(8)	273,713	8,821
Brian D. Towne	For Cause	26,923	—		—	26,923	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	715,976	350,000	(5)	—	26,923	23,390	(7)	304,525	11,138
	Change in Control	1,016,421	638,750	(6)	—	26,923	35,085	(8)	304,525	11,138
Blake A. Welcher	For Cause	25,231	—		—	25,231	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	671,506	328,000	(5)	—	25,231	23,383	(7)	286,071	8,821
	Change in Control	953,797	598,600	(6)	—	25,231	35,074	(8)	286,071	8,821
Frederick L. Kitson	For Cause	26,538	—		—	26,538	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	708,251	345,000	(5)	—	26,538	16,574	(7)	320,139	—
	Change in Control	983,914	612,375	(6)	—	26,538	24,862	(8)	320,139	—

(1)
For events and circumstances that constitute "cause", "constructive termination" and "change in control" with respect to the named executive officers, see "Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements" in our Compensation Discussion and Analysis above. For the purposes of the "Change in Control" scenarios other than with respect to our CEO, we assume that in the event of a change in control, the acquirer or surviving entity assumes or substitutes the named executive officers' stock options and restricted stock awards. Equity awards not assumed or substituted shall vest in full effective and contingent upon the consummation of the Change in Control. The value of such accelerated vesting, assuming the change in control took place on December 31, 2012, is as set forth in the "Not for Cause/Death/Disability or Constructive Termination" scenarios.

(2)
Consists of a payment equivalent to 24 months of the base salary, payable in a lump sum 60 days following the termination date.

(3)
Consists of a payment equivalent to 24 months of the base salary plus the greater of (i) the executive's most recently received annual bonus or (ii) the average of the executive's annual bonus of the prior three years, payable in a lump sum 60 days following the termination date.

(4)
Consists of continuation of employer paid benefits for 24 months.

(5)
Consists of salary continuation for 12 months, payable in a lump sum 60 days following the termination date.

(6)
Consists of a payment equivalent to 18 months of the base salary plus the greater of (i) the executive's most recently received annual bonus or (ii) the average of the executive's annual bonus of the prior three years, payable in a lump sum 60 days following the termination date.

(7)
Consists of continuation of employer paid benefits for 12 months.

(8)
Consists of continuation of employer paid benefits for 18 months.

Pension Benefits

        We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified 401(k) plan generally available to all employees.

Nonqualified Deferred Compensation

        We do not offer nonqualified deferred compensation.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information as of December 31, 2012 about our equity compensation plans, including our 1997 Stock Option Plan, 2002 Stock Option Plan, 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan, 2005 Performance Incentive Plan, SRS' 2006 Stock Incentive Plan, 2012 Equity Incentive Plan, and 2012 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,267,661	$25.86	1,822,276
Equity compensation plans not approved by security holders	—	—	—

Totals	3,267,661	$25.86	1,822,276

(1)
The number under column (a) includes 2,691,367 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $25.86 and 576,294 shares issuable upon the vesting of outstanding restricted stock awards and units. Restricted stock awards and units do not require a payment by the recipient to us at the time of vesting. Accordingly, the weighted-average exercise price in column (b) does not take these awards into account.

(2)
Consists of shares available for future issuance under our 2012 Equity Incentive Plan, 2003 Employee Stock Purchase Plan and SRS' 2006 Stock Incentive Plan, which was acquired in conjunction with the acquisition of SRS. As of December 31, 2012, an aggregate of 1,566,248 shares of Common Stock were available for issuance under the 2012 Equity Incentive and 2006 Stock Incentive Plans and 256,028 shares of Common Stock were available for issuance under the 2003 Employee Stock Purchase Plan. For additional information, refer to Note 13, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee Charter requires the approval or ratification by the Audit Committee of any transaction or series of transactions exceeding $120,000 in any calendar year, in which the Company is a participant and any related person has a direct or indirect material interest. Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common stock and executive officers and the immediate family members of each of these individuals.

        Once a transaction has been identified as requiring such approval, the Audit Committee will review all of the relevant facts and circumstances and approve or disapprove of the transaction. The Audit Committee will take into account such factors as it considers appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person's interest in the transaction and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in the best interests of the Company.

Company Relationships with Landlords

        We continue to lease the former offices of SRS in Santa Ana, California from Daimler Commerce Partners, L.P., the general partner of which is Conifer Investments, Inc. ("Conifer"). The sole shareholders of Conifer are Thomas C.K. Yuen, a member of the Company's Board of Directors, and his spouse, Misako Yuen, as co-trustees of the Thomas Yuen Family Trust. Mr. and Mrs. Yuen also serve as the executive officers of Conifer. These offices are leased under two separate lease agreements that expire in April 2017, and rent expense for these offices was $157 from July 20, 2012 to December 31, 2012. We believe that the terms and conditions of these leases are competitive based on a review of similar properties in the area with similar terms and conditions.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Craig S. Andrews, Bradford D. Duea and Ronald N. Stone. None of these individuals has at any time been an officer or employee of ours or any of our subsidiaries. There are no interlocking relationships between any of our executive officers and Compensation Committee members, on the one hand, and the executive officers and compensation committee members of any other companies, on the other hand, nor have any such interlocking relationships existed in the past.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the applicable rules of the Securities and Exchange Commission. For a stockholder proposal to be included in our proxy materials for the 2014 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than January 10, 2014.

        Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year's annual meeting of stockholders. For our annual meeting in 2014, stockholder business that is not intended for inclusion in our proxy materials may be brought before the meeting so long as we receive notice of the proposal not earlier than February 6, 2014, nor later than the close of business on March 8, 2014. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year's annual meeting as specified in our notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us.

        In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

        A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary upon written request.

OTHER MATTERS

        We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend or, if no recommendation is given, according to their best judgment.

 Appendix A
DTS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated Effective November 13, 2012

        1.    ESTABLISHMENT OF PLAN.

        DTS, Inc. (the "COMPANY") has previously adopted the Digital Theater Systems, Inc. 2003 Employee Stock Purchase Plan (the "PLAN") for the proposes of granting options for purchase of the Company's Common Stock (the "COMMON STOCK") to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined). Effective as November 13, 2012 (the "EFFECTIVE DATE"), the Plan is hereby amended and restated, renamed the DTS, Inc. 2013 Employee Stock Purchase Plan, and its term is extended as provided below, provided that the stockholders of the Company approve the Plan at the next regularly scheduled annual meeting of the stockholders following the Effective Date. For the purposes of this Plan, "Parent Corporation" and "Subsidiary" shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). "Participating Subsidiaries" are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the "BOARD"), or the Committee (as defined below), designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

        2.    NUMBER OF SHARES.

        The total number of shares of Common Stock initially reserved and available for issuance pursuant to this Plan shall be seven hundred fifty thousand (750,000) (the "SHARE LIMIT"), subject to adjustments effected in accordance with Section 15 of this Plan. The Share Limit shall be reduced by the number of shares issued under the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan (the "FOREIGN PLAN"). Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan and the Foreign Plan shall be counted against the Share Limit.

        3.    PURPOSE.

        The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. For the purposes of this Plan, "employee" shall mean any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an employee shall be determined by the Committee, in its sole discretion. The Committee (as defined below) shall be guided by the provisions of Treasury Regulation Section 1.421-7 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all "employees" within the meaning of those provisions other than those who are not eligible to participate in the Plan, provided, however, that any determinations regarding whether an individual is an "employee" shall be prospective only, unless otherwise determined by the Committee (as hereinafter defined). Unless the Committee makes a contrary determination, the employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Committee, whose decision shall be final.

        4.    ADMINISTRATION.

        This Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

        5.    ELIGIBILITY.

        Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

          a)    employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

          b)    employees who are customarily employed for twenty (20) hours or less per week;

          c)     employees who are customarily employed for five (5) months or less in a calendar year;

          d)    employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries;

          e)    individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes; and

          f)     employees who reside in countries for whom such employees' participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.

        6.    OFFERING DATES.

        The offering periods of this Plan (each, an "OFFERING PERIOD") shall be of twenty-four (24) months duration commencing on May 15 and November 15 of each year and ending on May 14 and November 14 of each year. Each Offering Period shall consist of four (4) six month purchase periods (individually, a "PURCHASE PERIOD") during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the "OFFERING DATE." The last business day of each Purchase Period is referred to as the "PURCHASE DATE." The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee; provided that no Offering Period may have a duration of more than twenty-seven (27) months.

        7.    PARTICIPATION IN THIS PLAN.

        Eligible employees may become participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement, and/or other application documents required by the Company in order to enroll in an Offering Period, to the Company prior to such Offering Date, or such other time period as specified by the Committee. Notwithstanding the foregoing, the Committee may set a later time for filing such documents for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing the appropriate documents with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional documents in order to continue participation in this Plan.

        8.    GRANT OF OPTION ON ENROLLMENT.

        Enrollment by an eligible employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount accumulated in such employee's payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Common Stock), provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 11(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 11(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 9 below.

        9.    PURCHASE PRICE.

        Except as otherwise determined by the Committee prior to the commencement of an Offering Period, the purchase price per share at which a share of Common Stock shall be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          a)    the fair market value on the Offering Date; or

          b)    the fair market value on the Purchase Date.

        For the purposes of this Plan, the term "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          a)    if such Common Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of such Common Stock as quoted on such national or regional securities exchange or quotation system constituting the primary market for the Common Stock on the date of determination as reported in The Wall Street Journal; provided, however, that if the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Common Stock was so traded or quoted; and

          b)    if on the determination date, the Common Stock is not then listed on a national or regional exchange or quotation system, the Fair Market Value shall be determined in good faith by the Committee.

        10.    PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

          a)    The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments, not less than one percent (1%), nor greater than fifteen percent (15%), or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions, provided, however that compensation shall not include any long term disability or workers compensation payments, car allowances, relocation payments or expense reimbursements and further provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

          b)    A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

          c)     A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective as soon as practicable after the Company's receipt of the request and no further payroll deductions shall be made for the duration of the Offering Period. Payroll deductions credited to the participant's account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

          d)    All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          e)    On each Purchase Date, for so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date, which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant, as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 9 of this Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest, provided, however, that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

          f)     As soon as practicable after the Purchase Date, the Company shall issue shares for the participant's benefit representing the shares purchased.

          g)     During a participant's lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant shall have no interest or voting rights in shares until the shares are purchased and issued to the participant.

        11.    LIMITATIONS ON SHARES TO BE PURCHASED.

          a)    No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

          b)    The maximum number of shares that may be purchased during any Offering Period (hereinafter, the "MAXIMUM SHARE AMOUNT") may not exceed the lesser of 10, 000 shares (subject to adjustment pursuant to Section 15) or such lesser amount established by the Committee. In addition, no participant shall be entitled to purchase more than 2,500 shares (subject to adjust pursuant to Section 15) on any single Purchase Date unless the Committee designates a lesser number prior to the commencement of an Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

          c)     If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected.

          d)    Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

        12.    WITHDRAWAL.

          a)    Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

          b)    Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.

          c)     If the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company shall automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant's account prior to the first day of such subsequent Offering Period shall be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

        13.    TERMINATION OF EMPLOYMENT.

        Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, shall immediately terminate his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        14.    RETURN OF PAYROLL DEDUCTIONS.

        In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

        15.    CAPITAL CHANGES.

        Subject to any required action by the stockholders of the Company, the number and type of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number and type of shares of Common Stock which have been authorized for issuance under this Plan, but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock), any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company's present Common Stock, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares shall be purchased based on the Fair Market Value of the surviving corporation's stock on each Purchase Date, unless otherwise provided by the Committee.

        The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

        16.    NONASSIGNABILITY.

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by shall, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

        17.    REPORTS.

        Individual accounts shall be maintained for each participant in this Plan. Each participant shall receive, as soon as practicable after the end of each Purchase Period, a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

        18.    NOTICE OF DISPOSITION.

        Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "NOTICE PERIOD"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

        19.    NO RIGHTS TO CONTINUED EMPLOYMENT.

        Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

        20.    EQUAL RIGHTS AND PRIVILEGES.

        All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

        21.    NOTICES.

        All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    TERM; STOCKHOLDER APPROVAL.

        After this Plan, as amended and restated, is adopted by the Board, the amended and restated Plan shall be subject to approval by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan, as amended and restated, is adopted by the Board. This amended and restated Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the Effective Date.

        23.    DESIGNATION OF BENEFICIARY.

        A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

        Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        24.    CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

        Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        25.    APPLICABLE LAW.

        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

        26.    AMENDMENT OR TERMINATION.

        The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

          a)    increase the number of shares that may be issued under this Plan; or

          b)    change the designation of the employees (or class of employees) eligible for participation in this Plan.

        Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

 Appendix B
DTS, INC.

2013 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated Effective November 13, 2012

        1.    ESTABLISHMENT OF PLAN.

        DTS, Inc. (the "COMPANY") has previously adopted the Digital Theatre Systems, Inc. 2003 Foreign Subsidiary Employee Stock Purchase Plan (this "PLAN") for the proposes of granting options for purchase of the Company's Common Stock (the "COMMON STOCK") to eligible employees of the Company and its Participating Subsidiaries as designated by the board of directors of the Company (the "BOARD"). Effective as of November 13, 2012 (the "EFFECTIVE DATE"), the Plan is hereby amended and restated, and renamed the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan, and its term is extended as provided below; for the purposes of this Plan, "Parent Corporation" and "Subsidiary" shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). "Participating Subsidiaries" are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the "BOARD"), or the Committee (as defined below), designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify, to the extent permitted by applicable law, as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

        2.    NUMBER OF SHARES.

        The total number of shares of Common Stock initially reserved and available for issuance pursuant to this Plan shall be seven hundred fifty thousand (750,000) (the "SHARE LIMIT"), subject to adjustments effected in accordance with Section 15 of this Plan. The Share Limit shall be reduced by the number of shares issued under the DTS, Inc. 2013 Employee Stock Purchase Plan (the "DOMESTIC PLAN"). Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan and the Domestic Plan shall be counted against the Share Limit.

        3.    PURPOSE.

        The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. For the purposes of this Plan, "employee" shall mean any individual who is an employee of the Company or a Participating Subsidiary and who is not ordinarily a resident of the United States of America. Whether an individual qualifies as an "employee" shall be determined by the Committee (as defined below), in its sole discretion, provided, however, that any determinations regarding whether an individual is an "employee" shall be prospective only, unless otherwise determined by the Committee. Unless the Committee makes a contrary determination, the employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Committee, whose decision shall be final.

        4.    ADMINISTRATION.

        This Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"). Subject to the provisions of this Plan, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

        5.    ELIGIBILITY.

        Any employee of the Company or the Participating Subsidiaries who are not ordinarily a resident of the United States of America is eligible to participate in an Offering Period (as hereinafter defined) under this Plan, to the extent permitted by applicable law, except the following:

          a)    employees who are excluded by the Committee;

          b)    employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

          c)     employees who are customarily employed for twenty (20) hours or less per week;

          d)    employees who are customarily employed for five (5) months or less in a calendar year;

          e)    employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "CODE"), own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries;

          f)     individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes; and

          g)     employees who reside in countries for whom such employees' participation in the Plan would result in a violation under any applicable laws of such country of residence.

        6.    OFFERING DATES.

        The offering periods of this Plan (each, an "OFFERING PERIOD") shall be of twenty-four (24) months duration commencing on May 15 and November 15 of each year and ending on May 14 and November 14 of each year. Each Offering Period shall consist of four (4) six month purchase periods (individually, a "PURCHASE PERIOD") during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the "OFFERING DATE." The last business day of each Purchase Period is referred to as the "PURCHASE DATE." The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee; provided that no Offering Period may have a duration of more than twenty-seven (27) months.

        7.    PARTICIPATION IN THIS PLAN.

        Eligible employees may become participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement, and/or other application documents required by the Company in order to enroll in an Offering Period, to the Company prior to such Offering Date, or such other time period as specified by the Committee. Notwithstanding the foregoing, the Committee may set a later time for filing such documents for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing the appropriate documents with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional documents in order to continue participation in this Plan.

        8.    GRANT OF OPTION ON ENROLLMENT.

        Enrollment by an eligible employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount accumulated in such employee's payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Common Stock), provided, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 11(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 11(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 9 below.

        9.    PURCHASE PRICE.

        Except as otherwise determined by the Committee prior to the commencement of an Offering Period, the purchase price per share at which a share of Common Stock shall be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          a)    the fair market value on the Offering Date; or

          b)    the fair market value on the Purchase Date.

        For the purposes of this Plan, the term "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          a)    if such Common Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of such Common Stock as quoted on such national or regional securities exchange or quotation system constituting the primary market for the Common Stock on the date of determination as reported in The Wall Street Journal; provided, however, that if the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Common Stock was so traded or quoted; and

          b)    if on the determination date, the Common Stock is not then listed on a national or regional exchange or quotation system, the Fair Market Value shall be determined in good faith by the Committee.

        10.    PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

          a)    The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments, not less than one percent (1%), nor greater than fifteen percent (15%), or such lower limit set by the Committee. Compensation shall mean all cash compensation that would be included as wages in an eligible employee's W-2 if he or she were a U.S. taxpayer, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions, provided, however that compensation shall not include any long term disability or workers compensation payments, car allowances, relocation payments or expense reimbursements. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

          b)    A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

          c)     A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective as soon as practicable after the Company's receipt of the request and no further payroll deductions shall be made for the duration of the Offering Period. Payroll deductions credited to the participant's account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

          d)    All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          e)    On each Purchase Date, for so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date, which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant, as of that date returned to the participant, the Company shall convert each participant's account balance, including amounts carried forward to U.S. Dollars, determined as of the Purchase Date, and shall apply the funds to the purchase of whole shares of Common Stock, reserved under the option granted to such participant with respect to the Offering Period, to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 9 of this Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest, provided, however, that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

          f)     As soon as practicable after the Purchase Date, the Company shall issue shares for the participant's benefit representing the shares purchased.

          g)     During a participant's lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant shall have no interest or voting rights in shares until the shares are purchased and issued to the participant.

        11.    LIMITATIONS ON SHARES TO BE PURCHASED.

          a)    No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

          b)    The maximum number of shares that may be purchased during any Offering Period (hereinafter, the "MAXIMUM SHARE AMOUNT") may not exceed the lesser of 10, 000 shares (subject to adjustment pursuant to Section 15) or such lesser amount established by the Committee. In addition, no participant shall be entitled to purchase more than 2,500 shares (subject to adjust pursuant to Section 15) on any single Purchase Date unless the Committee designates a lesser number prior to the commencement of an Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

          c)     If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected.

          d)    Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

        12.    WITHDRAWAL.

          a)    Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

          b)    Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.

          c)     If the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company shall automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant's account prior to the first day of such subsequent Offering Period shall be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

        13.    TERMINATION OF EMPLOYMENT.

        Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, shall immediately terminate his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        14.    RETURN OF PAYROLL DEDUCTIONS.

        In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

        15.    CAPITAL CHANGES.

        Subject to any required action by the stockholders of the Company, the number and type of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number and type of shares of Common Stock which have been authorized for issuance under this Plan, including the Annual Increase, but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock), any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company's present Common Stock, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares shall be purchased based on the Fair Market Value of the surviving corporation's stock on each Purchase Date, unless otherwise provided by the Committee.

        The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

        16.    NONASSIGNABILITY.

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by shall, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

        17.    REPORTS.

        Individual accounts shall be maintained for each participant in this Plan. Each participant shall receive, as soon as practicable after the end of each Purchase Period, a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

        18.    NOTICE OF DISPOSITION.

        To the extent applicable so that proper income tax reporting may occur with respect to sales of shares acquired under the Plan, each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "NOTICE PERIOD"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

        19.    NO RIGHTS TO CONTINUED EMPLOYMENT.

        Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

        20.    COMPLIANCE WITH THE LAWS OF LOCAL JURISDICTIONS.

        Notwithstanding anything in this Plan to the contrary, the Committee may take such actions as it deems necessary so that this Plan shall comply with all applicable law, including local law. Thus, for example, grants can be conditioned on same day sales, withholding can be accomplished by personal check, awards may be paid in cash or participation may be denied. In addition, the Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of the Company, or a Participating Subsidiary. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 2. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.

        21.    NOTICES.

        All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    TERM; STOCKHOLDER APPROVAL.

        After this Plan, as amended and restated, is adopted by the Board, the amended and restated Plan shall be subject to approval by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan, as amended and restated, is adopted by the Board. This amended and restated Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the Effective Date.

        23.    DESIGNATION OF BENEFICIARY.

          a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

          b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        24.    CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

        Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        25.    APPLICABLE LAW.

        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

        26.    AMENDMENT OR TERMINATION.

        The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

          a)    increase the number of shares that may be issued under this Plan; or

          b)    change the designation of the employees (or class of employees) eligible for participation in this Plan.

        Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1 6 2 8 1 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 03 - Bradford D. Duea For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01N02A 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. If shares are held jointly, both or all of such persons should sign. Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5. Change of Address — Please print new address below. 01 - Craig S. Andrews 02 - L. Gregory Ballard 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain 2. To approve the DTS, Inc. 2013 Employee Stock Purchase Plan. 4. Say on Pay – An advisory vote on the approval of executive compensation. 3. To approve the DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan. 5. To ratify and approve Grant Thornton, LLP as the independent registered public accountants of the Company for fiscal year 2013.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q This Proxy is Solicited on Behalf of the Board of Directors Proxy for Annual Meeting of Stockholders, Thursday, June 6, 2013 The undersigned hereby appoints Melvin L. Flanigan and Blake A. Welcher or any one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Stockholders of DTS, Inc., to be held at the Mediterraneo Room at the Westlake Village Inn, 32037 Agoura Road, Westlake Village, California 91361, United States, at 10:00 a.m. PST, on Thursday, June 6, 2013 and any postponement or adjournment thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in DTS, Inc. as designated on the reverse side. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 6, 2013 and the proxy statement. The Proxy when properly executed will be voted in the manner directed herein by the undersigned. This Proxy confers on the proxyholder discretionary authority to vote on any matter as to which a choice is not specified by the undersigned. If the Proxy is signed, but no vote is specified, this Proxy will be voted: FOR all the director nominees listed in Proposal 1 on the reverse side, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5, in accordance with the proxies’ best judgment upon all other matters as may properly come before the meeting and any postponement or adjournment thereof. (Continued and to be signed on the reverse side.) . Proxy — DTS, Inc.

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ABOUT THE MEETING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2013
ITEM 1—ELECTION OF DIRECTORS
NOMINEES FOR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2016
CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2014
CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2015
GOVERNANCE OF THE COMPANY
2012 DIRECTOR COMPENSATION TABLE
ITEM 2—APPROVAL OF THE DTS, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN
ITEM 3—APPROVAL OF THE DTS, INC. 2013 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
ITEM 4—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
CEO Pay for Performance
ITEM 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION Compensation Discussion and Analysis
CEO Pay For Performance
REPORT OF THE COMPENSATION COMMITTEE
2012 SUMMARY COMPENSATION TABLE
2012 GRANTS OF PLAN-BASED AWARDS TABLE
2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2012 OPTION EXERCISES AND STOCK VESTED TABLE
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS
Appendix A DTS, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN As Amended and Restated Effective November 13, 2012
1. ESTABLISHMENT OF PLAN.
2. NUMBER OF SHARES.
3. PURPOSE.
4. ADMINISTRATION.
5. ELIGIBILITY.
6. OFFERING DATES.
7. PARTICIPATION IN THIS PLAN.
8. GRANT OF OPTION ON ENROLLMENT.
9. PURCHASE PRICE.
10. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.
11. LIMITATIONS ON SHARES TO BE PURCHASED.
12. WITHDRAWAL.
13. TERMINATION OF EMPLOYMENT.
14. RETURN OF PAYROLL DEDUCTIONS.
15. CAPITAL CHANGES.
16. NONASSIGNABILITY.
17. REPORTS.
18. NOTICE OF DISPOSITION.
19. NO RIGHTS TO CONTINUED EMPLOYMENT.
20. EQUAL RIGHTS AND PRIVILEGES.
21. NOTICES.
22. TERM; STOCKHOLDER APPROVAL.
23. DESIGNATION OF BENEFICIARY.
24. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.
25. APPLICABLE LAW.
26. AMENDMENT OR TERMINATION.
Appendix B DTS, INC.
2013 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN As Amended and Restated Effective November 13, 2012
1. ESTABLISHMENT OF PLAN.
2. NUMBER OF SHARES.
3. PURPOSE.
4. ADMINISTRATION.
5. ELIGIBILITY.
6. OFFERING DATES.
7. PARTICIPATION IN THIS PLAN.
8. GRANT OF OPTION ON ENROLLMENT.
9. PURCHASE PRICE.
10. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.
11. LIMITATIONS ON SHARES TO BE PURCHASED.
12. WITHDRAWAL.
13. TERMINATION OF EMPLOYMENT.
14. RETURN OF PAYROLL DEDUCTIONS.
15. CAPITAL CHANGES.
16. NONASSIGNABILITY.
17. REPORTS.
18. NOTICE OF DISPOSITION.
19. NO RIGHTS TO CONTINUED EMPLOYMENT.
20. COMPLIANCE WITH THE LAWS OF LOCAL JURISDICTIONS.
21. NOTICES.
22. TERM; STOCKHOLDER APPROVAL.
23. DESIGNATION OF BENEFICIARY.
24. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.
25. APPLICABLE LAW.
26. AMENDMENT OR TERMINATION.